CONFORMED COPY














                          AGREEMENT AND PLAN OF MERGER



                                      among



                           CONSOLIDATED EDISON, INC.,



                              NORTHEAST UTILITIES,



                               CWB HOLDINGS, INC.,


                                       and


                                N ACQUISITION LLC







                          Dated as of October 13, 1999






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                                TABLE OF CONTENTS


                                                                     Page


                              ARTICLE I  The Mergers

SECTION 1.01.  The Mergers.............................................3
SECTION 1.02.  Closing.................................................3
SECTION 1.03.  Effective Time of the Mergers...........................3
SECTION 1.04.  Effects.................................................4
SECTION 1.05.  Certificate of Incorporation and By-laws
                    of the Company.....................................4
SECTION 1.06.  Trust Agreement.........................................5
SECTION 1.07.  Directors, Trustees and Officers........................5
SECTION 1.08.  Post-Merger Operations..................................6
SECTION 1.09.     Transfer of Company Common Stock ....................6


       ARTICLE II  Effect of the Mergers; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock.................................7
SECTION 2.02.  NU Shareholder Elections...............................10
SECTION 2.03.  Allocation and Proration of Cash and
                    Company Common Stock..............................12
SECTION 2.04.  Exchange of Certificates...............................13
SECTION 2.05.  Adjustments for Sale of Certain
                    NU Nuclear Facilities.............................19
SECTION 2.06.  Certain Adjustments....................................20

               ARTICLE III  Representations and Warranties

SECTION 3.01.  Representations and Warranties of
                    NU................................................20
SECTION 3.02.  Representations and Warranties of
                    CEI...............................................41


                        ARTICLE IV  Certain Covenants of NU

SECTION 4.01.  Conduct of Business by NU..............................54
SECTION 4.02.  No Solicitation........................................61


                         ARTICLE V  Additional Agreements

SECTION 5.01.  Preparation of the Form S-4 and the


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                    Joint Proxy Statement;
                    Shareholders Meetings.............................65
SECTION 5.02.  Letters of NU's Accountants............................66
SECTION 5.03.  Letters of CEI's Accountants...........................67
SECTION 5.04.  Access to Information; Confidentiality;
                    Advice of Changes.................................67
SECTION 5.05.  Regulatory Matters; Reasonable Best
                    Efforts...........................................68
SECTION 5.06.  Stock Options..........................................70
SECTION 5.07.  Employee Agreements; Workforce
                    Matters and Employee Benefit Plans................72
SECTION 5.08.  Indemnification, Exculpation and
                    Insurance.........................................74
SECTION 5.09.  Fees and Expenses......................................75
SECTION 5.10.  Public Announcements...................................77
SECTION 5.11.  Affiliates.............................................78
SECTION 5.12.  NYSE Listing...........................................78
SECTION 5.13.  Shareholder Litigation.................................78
SECTION 5.14.  Taxes..................................................78
SECTION 5.15.  Standstill Agreements; Confidentiality
                    Agreements........................................79
SECTION 5.16.  Rights Agreement.......................................79


                         ARTICLE VI  Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation
                    To Effect the Mergers.............................80
SECTION 6.02.  Conditions to Obligations of CEI.......................80
SECTION 6.03.  Conditions to Obligations of NU........................82


              ARTICLE VII  Termination, Amendment and Waiver

SECTION 7.01.  Termination............................................83
SECTION 7.02.  Effect of Termination..................................84
SECTION 7.03.  Amendment..............................................85
SECTION 7.04.  Extension; Waiver......................................85
SECTION 7.05.  Procedure for Termination, Amendment,
                    Extension or Waiver...............................85

                         ARTICLE VIII  General Provisions

SECTION 8.01.  Nonsurvival of Representations and
                    Warranties........................................86
SECTION 8.02.  Notices................................................86
SECTION 8.03.  Definitions............................................87
SECTION 8.04.  Interpretation.........................................88
SECTION 8.05.  Counterparts...........................................88
SECTION 8.06.  Entire Agreement; No Third-Party
                    Beneficiaries.....................................88
SECTION 8.07.  Governing Law..........................................89
SECTION 8.08.  Assignment.............................................89

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SECTION 8.09.  Enforcement............................................89
SECTION 8.10.  Severability...........................................90
SECTION 8.11.  Trustee and Shareholder Liability......................91



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                                                                  Contents, p. 5







Exhibit A    Form of Certificate of Incorporation of the
                        Company as of the Effective Time
Exhibit B    Form of By-laws of the Company as of the
                    Effective Time
Exhibit C    Trust Agreement Amendments
Exhibit D-1  Form of NU Affiliate Letter
Exhibit D-2  Form of CEI Affiliate Letter
Exhibit E    Form of CEI Tax Representations
Exhibit F    Form of NU Tax Representations
Exhibit G    Form of the Company Tax Representations



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                                    AGREEMENT  AND  PLAN OF  MERGER  dated as of
                  October  13,  1999  (this  "Agreement"),   among  CONSOLIDATED
                  EDISON,  INC.,  a  New  York  corporation  ("CEI"),  NORTHEAST
                  UTILITIES,   a  Massachusetts   business  trust  ("NU"),   CWB
                  HOLDINGS, INC., a Delaware corporation (the "Company") and a wholly owned subsidiary (as defined in Section 8.03) of CEI, and N ACQUISITION LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X HOLDING LLC, a Massachusetts limited liability company ("LLC Holding Sub"), 99% of which is owned by the Company and 1% of which is owned by Merger LLC.


            WHEREAS the Board of Trustees of NU, the respective Boards of Directors of CEI and the Company and the members of Merger LLC have approved the business combination provided for in this Agreement, whereby (i) CEI will merge with and into the Company (the "CEI Merger") and each share of common stock, par value $.10 per share, of CEI (the "CEI Common Stock") shall be converted into the right to receive one share of common stock, par value $.10 per share, of the Company (the "Company Common Stock") and (ii) Merger LLC will merge with and into NU (the "NU Merger", and together with the CEI Merger, the "Mergers") and each common share of beneficial interest, par value $5.00 per share, of NU (the "NU Common Shares"), shall be converted into, at the option of the holder thereof, either (x) the right to receive Company Common Stock or (y) the right to receive cash, in each case subject to the terms and conditions set forth in this Agreement, as a result of which the holders of the CEI Common Stock and NU Common Shares will together own all of the outstanding shares of Company Common Stock and the Company will, in turn, own all of the outstanding NU Common Shares;

            WHEREAS the Board of Directors of CEI has determined that the CEI Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interest of CEI and its shareholders (the "CEI Shareholders");

            WHEREAS the Board of Trustees of NU has determined that the NU Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interest of NU and the holders of the NU Common Shares (the "NU Shareholders");

            WHEREAS  CEI and the  Company  desire to set forth for  purposes  of
Section 902(a) of the New York Business Corporation Law (the "NYBCL") the following information with respect to CEI and the Company as of the date of this
Agreement: (i) the name of each of CEI and the Company is as set forth in the recitals to this Agreement and each of CEI and the Company was formed under such name, (ii) the name of the Company following the CEI Merger shall be as set forth in Section 1.08(a), (iii) the designation and number of outstanding shares of each class and series of capital stock of CEI, and the voting rights thereof with respect to the CEI Merger, are set forth in Section 3.02(c) and Section 3.02(m), and the designation and number of outstanding shares of capital stock of CEI is subject to change in accordance with the terms of CEI's Restated Certificate of Incorporation and the NYBCL and (iv) the Company has designated and has outstanding 1,000 shares of its common stock, par value $.01, of which the holders thereof have unanimously approved the CEI Merger by written consent, and the designation and number of outstanding shares of capital stock of the Company is subject to change in accordance with the terms of the Company's Certificate of Incorporation, the terms of this Agreement (including the exhibits attached hereto) and the Delaware General Corporation Law (the "DGCL");

            WHEREAS  CEI  and  NU  desire  to  make   certain   representations,
warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

            WHEREAS, for Federal income tax purposes, it is intended that the Mergers will constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the CEI Merger will constitute a transaction described in Section 368(a) of the Code.

            NOW,  THEREFORE,  in  consideration  of  the  foregoing  and  of the
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties agree as follows:


                                    ARTICLE I

                        The Mergers I     The Mergers I     The Mergers

            SECTION 1.01.  The Mergers   On the terms and subject to the
conditions set forth in this Agreement:

            (a) At the CEI Effective Time (as defined in Section 1.03), CEI shall be merged with and into the Company in accordance with the DGCL and the NYBCL. The Company shall be the surviving entity in the CEI Merger and shall continue its existence under the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of the Company and CEI in accordance with the relevant provisions of the DGCL and the NYBCL.

            (b) At the NU Effective Time (as defined in Section 1.03), Merger LLC shall be merged with and into NU in accordance with the Massachusetts General Law (the "MGL"). NU shall be the surviving entity in the NU Merger and shall continue its existence under the laws of the Commonwealth of Massachusetts and shall succeed to and assume all of the rights and obligations of NU and Merger LLC in accordance with the MGL. As a result of the NU Merger, the entire equity interest of NU, which shall be represented by new certificates issued at the NU Effective Time, shall be owned by the Company.

            SECTION 1.02. Closing.   The
closing of the Mergers (the "Closing") will take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 (or at such other location in The City of New York as is agreed to by CEI and NU) at 10:00 a.m., local time, on a date to be specified by CEI and NU (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by CEI and NU. CEI and NU agree to coordinate the Closing Date with the mailing of the Form of Election and the Election Time (each as defined in Section 2.02(b)).

            SECTION 1.03. Effective Time of the Mergers. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, (i) with respect to the CEI Merger, the parties hereto shall (A) deliver a certificate of merger executed in accordance with, and containing such information as is required by, Section 907(e)(2) of the NYBCL to the Department of State of the State of New York (the "CEI New York Certificate of Merger") and
(B) file a certificate of merger executed in accordance with, and containing such information as is required by Section 252(c) of the DGCL with the Secretary of State of the State of Delaware (the "CEI Delaware Certificate of Merger", and collectively with the CEI New York Certificate of Merger, the "CEI Certificates of Merger"), and (C) make all other filings or recordings as may be required under the NYBCL and the DGCL, and (ii) with respect to the NU Merger, the parties hereto shall file a certificate of merger (the "NU Certificate of Merger") with the Secretary of State of the Commonwealth of Massachusetts and shall make all other filings or recordings required under the MGL. The CEI Merger shall become effective at such time as (i) the CEI New York Certificate of Merger is duly delivered to the Department of State of the State of New York and (ii) the CEI Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such subsequent date or time, not to exceed 30 days after the date of filing of the CEI New York Certificate of Merger or 90 days after the date of filing of the CEI Delaware Certificate of Merger, as CEI shall specify in the CEI Certificates of Merger (the time the CEI Merger becomes effective being hereinafter referred to as the "CEI Effective Time"), and the NU Merger shall become effective at such time as the NU Certificate of Merger is duly filed with the Secretary of State of the Commonwealth of Massachusetts, or at such subsequent date or time as CEI and NU shall agree and specify in the NU Certificate of Merger (the time the NU Merger becomes effective being hereinafter referred to as the "NU Effective Time"). The CEI Effective Time shall be the same date and time as the NU Effective Time (such date and time referred to herein as the "Effective Time").

            SECTION 1.04. Effects. The CEI Merger shall have the effects set forth in the DGCL and the NYBCL, including Section 259 of the DGCL and
Section 906 of the NYBCL, and the NU Merger shall have the effects set forth in the MGL, including Section 62 of Chapter 156C of the MGL.

        SECTION 1.05. Certificate of Incorporation and By-laws. Certificate of Incorporation and By-laws of the Company. The parties shall take all appropriate action so that, at the Effective Time, (a) the certificate of incorporation of the Company shall be in the form attached as Exhibit A hereto and (b) the By-laws of the Company shall be in the form attached as Exhibit B hereto. Each of CEI and NU shall take all actions necessary to cause the Company and Merger LLC to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

SECTION 1.06. Trust Agreement. 1.06. The Declaration of Trust dated as of January 15, 1927, relating to NU (as amended through the date of this Agreement, the "Trust Agreement") shall be amended, subject to the NU Shareholder Approval (as defined in Section 3.01(o)), to include the amendments and modifications contained in Exhibit C hereto (the "Trust Agreement Amendments"), and the Trust Agreement as so amended shall be filed by the parties hereto with the Secretary of State of the Commonwealth of Massachusetts. Upon receipt of the NU Shareholder Approval and completion of such filing, the Trust Agreement as so amended shall be the governing instrument of NU until thereafter changed or amended as provided therein or by Applicable Law (as defined in Section 3.01(d)(ii)).

SECTION 1.07. Directors, Trustees and Officers. (a) The parties hereto will take such action as may be necessary to cause the number of directors comprising the entire Board of Directors of the Company at the Effective Time to include four persons designated by NU and reasonably acceptable to CEI (the "NU Designees"). The NU Designees shall be allocated as evenly as practicable among the three classes of the Company's directors. All other members of the Board of Directors of the Company shall be designated by CEI. From and after the Effective Time, such persons designated by CEI and NU shall be the directors of the Company until the earlier of their resignation or removal or until, their respective successors are duly elected and qualified, as the case may be.

            (b) The officers of CEI shall, from and after the Effective Time, be the officers of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided, however, that, from and after the Effective Time, Michael G. Morris shall be President of the Company.

            (c) The managers of Merger LLC at the Effective Time shall, from and after the Effective Time, be the trustees of NU as the surviving entity in the NU Merger until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Trust Agreement and the number of trustees of NU shall be fixed from and after the Effective Time at a number equal to the number of managers of Merger LLC at the Effective Time until such time as the Trust Agreement is further amended in accordance with its terms.

            SECTION 1.08.  Post-Merger Operations.  Following
the Effective Time, the Company shall conduct its operations in accordance with the following:

            (a) Name. At the Effective Time, the Company's name shall be Consolidated Edison, Inc.

            (b) Service Company. From and after the Effective Time, the Company may have one or more service companies (collectively, the "Service Company") to provide shared services to the businesses of the Company and its prospective subsidiaries.

            (c) Corporate Offices. (i) The Company shall maintain (A) its corporate headquarters in New York City, (B) the headquarters for the operations in the New England States of the Service Company in the State of Connecticut and
(C) the headquarters for the Company's unregulated businesses in the State of Connecticut, (ii) CEI's subsidiaries shall maintain offices for utility operations in the State of New York, the State of New Jersey and the Commonwealth of Pennsylvania, consistent with their current or contemplated operations, and (iii) NU's subsidiaries shall maintain offices for utility operations in New England in the State of Connecticut, the Commonwealth of Massachusetts and the State of New Hampshire, consistent with their current or contemplated operations.

            (d) Charities. The parties agree that provision of charitable contributions and community support in the respective service areas of their respective subsidiaries serves a number of important goals. After the Effective Time, the Company and its subsidiaries taken as a whole intend to continue to provide charitable contributions and community support within the service areas of each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by CEI, NU and their respective subsidiaries within their subsidiaries' respective service areas during the two-year period immediately prior to the Effective Time.

            SECTION 1.09. Transfer to NU of Company Common Stock. Upon receipt by NU of the necessary approval under PUHCA (as defined in Section 3.01(b)), CEI shall, so long as such approval is received prior to the Effective Time, sell to NU at a price equal to the par value thereof 400 shares of the common stock, par value $.01 per share, of the Company representing 40% of the outstanding capital stock of the Company.


                                   ARTICLE II

           Effect of the  Mergers;  Exchange  of  Certificates  II

     SECTION 2.01. Effect on Capital Stock. (a) At the CEI Effective Time, by virtue of the CEI Merger and without any action on the part of the holder of any shares of capital stock of the Company or CEI:

            (i) Cancelation of Certain CEI Common Stock. Each share of CEI Common Stock that is owned by CEI or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (ii) Conversion of CEI Common Stock. Subject to Section 2.01(a)(i), each issued and outstanding share of CEI Common Stock and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. ("CECONY") shall be converted into the right to receive one fully paid and nonassessable share of Company Common Stock.

            (iii) Cancelation of CEI Common Stock. As of the CEI Effective Time, all shares of CEI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of CEI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined in Section 2.01(c)) upon the surrender of such certificate in accordance with Section 2.04, without interest.

            (b) At the NU Effective Time, by virtue of the NU Merger and without any action on the part of any holder of any equity interest in NU or Merger LLC:

            (i) Cancelation of Certain NU Common Shares. Each NU Common Share together with each associated right (each, a "NU Right") under the NU Rights Agreement (as defined in Section 3.01(x)) that is owned by NU or the Company shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (ii) Conversion of NU Common Shares. Subject to (x) Sections 2.01(b)(i) and 2.04(e), (y) the allocation and proration provisions set forth in 2.03 and (z) adjustment in accordance with Section 2.05(a), each issued and outstanding NU Common Share together with each associated NU Right shall be converted into the right to receive, at the election of the holder thereof, one of the following:

                  (A) for each NU Common  Share  and  associated  NU Right  with respect to which an election to receive Company Common Stock ("Stock Consideration") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02 (a "Stock Election"), the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio. If the Closing Date occurs on or prior to August 5, 2000 (the "Adjustment Date"), the "Exchange Ratio" shall be equal to the quotient (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of $25 (the "Base Numerator") divided by the Market Price (as defined below) of CEI Common Stock (the "Denominator"); provided, however, that if (I) the Market Price is less than $36, the Denominator shall be $36 and (II) the Market Price is greater than $46, the Denominator shall be $46. If the Closing Date is after the Adjustment Date, the Exchange Ratio shall be equal to the quotient (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the Adjusted Numerator (as defined below) divided by the Denominator. The "Adjusted Numerator" shall be equal to the Base Numerator increased, for each day after the Adjustment Date up to and including the day which is one day prior to the Closing Date, by an amount equal to $0.0034 (the Base Numerator and the Adjusted Numerator are herein collectively referred to as the "Numerator"). The "Market Price" of CEI Common Stock means the average (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the volume weighted averages (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the trading prices of CEI Common Stock on the NYSE (as defined in Section 2.04(e)(ii)), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 20 trading days randomly selected by lot by CEI and NU together from the 40 consecutive trading days ending on the fifth trading day immediately preceding the Closing Date (excluding the Closing Date).

                  (B) for each such NU Common Share and associated NU Right with respect to which an election to receive cash consideration (the "Cash Consideration") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02 (a "Cash Election"), the right to receive cash, in an amount equal to $25. If the Closing Date is after the Adjustment Date, the Cash Consideration shall be increased, for each day after the Adjustment Date up to and including the day which is one day prior to the Closing Date, by an amount equal to $0.0034.

            (iii) Cancelation of NU Common Shares. As of the NU Effective Time, all NU Common Shares together with the associated NU Rights shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any NU Common Shares and associated NU Rights shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.04, without interest.

            (iv) Conversion of Merger LLC Equity Interests. All of the equity interests in Merger LLC issued and outstanding immediately prior to the NU Effective Time (the only holders of which are the Company and LLC Holding
      Sub) shall (A) with respect to such interests held by LLC Holding Sub, be automatically canceled and retired and cease to exist and (B) with respect to such interests held by the Company, be converted into 1,000 duly authorized and issued and fully paid common shares of beneficial interest, par value $5.00 per share, of NU.

            (c) The  shares of Company  Common  Stock to be issued  pursuant  to
Section 2.01(a)(ii) in the case of the CEI Shareholders, and the Stock Consideration or the Cash Consideration to be issued and paid pursuant to
Section 2.01(b)(ii) in the case of the NU Shareholders, in each case, shall be referred to, as applicable, as the "Merger Consideration".

            (d) At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of CEI or the Company or any equity interest of NU, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

            SECTION 2.02. NU Shareholder Elections. (a) Each person who, on or prior to the Election Date referred to in (b) below, is a record holder of NU Common Shares and associated NU Rights shall be entitled, with respect to all or any portion of such shares, to make a Stock Election or a Cash Election on or prior to such Election Date, on the basis hereinafter set forth.

            (b) The Company, CEI and NU shall prepare and mail, at least 15 but no more than 60 days prior to the Closing Date, a form of election (the "Form of Election") to the record holders of NU Common Shares and associated NU Rights as of a record date five business days prior to such mailing, which Form of Election shall be used by each record holder of NU Common Shares and associated NU Rights who wishes to elect to receive the Stock Consideration or the Cash Consideration for any or all of the NU Common Shares and associated NU Rights held by such holder. NU will use its reasonable best efforts to make the Form of Election available to all persons who become record holders of NU Common Shares and associated NU Rights during the period between such record date and the Closing Date. Any such holder's election to receive the Stock Consideration or Cash Consideration shall have been properly made only if the Exchange and Paying Agent (as defined in Section 2.04(a)) shall have received at its designated office, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date or such other date as may be agreed to by CEI and NU (the "Election Time"), a Form of Election properly completed and accompanied by the Certificates (as defined in Section 2.04(b)) for the NU Common Shares and associated NU Rights to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of NU (or by an appropriate guarantee of delivery), as set forth in such Form of Election.

            (c) Any Form of Election may be revoked by the NU Shareholder who submitted such Form of Election to the Exchange and Paying Agent only by written notice received by the Exchange and Paying Agent prior to the Election Time. In addition, all Forms of Election shall automatically be revoked if the Exchange and Paying Agent is notified in writing by CEI that either of the Mergers has been abandoned. If a Form of Election is effectively revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the NU Common Shares and associated NU Rights to which such Form of Election relates shall be promptly returned to the NU Shareholder submitting the same to the Exchange and Paying Agent. A revoked election cannot be reinstated without valid resubmission, by the Election Time of a valid Election Form, and a revocation will not constitute an election for any other consideration. Once a Form of Election is effectively revoked by a NU Shareholder, such NU Shareholder may make an effective election to receive the Stock Consideration or the Cash Consideration only if such NU Shareholder delivers a new Form of Election to the Exchange and Paying Agent at its designated office, by the Election Time, together with all other documents required by, and in compliance with the procedures set forth in or contemplated by, Section 2.02(b). In the case of multiple Forms of Election received by the Exchange Agent in respect of the same NU Common Shares and associated NU Rights, the last dated (or, if not dated, the last received) will govern.

            (d) The good  faith  determination  of the  Company  whether  or not elections to receive the Stock Consideration or Cash Consideration has been properly made or revoked pursuant to this Section 2.02 with respect to NU Common Shares and associated NU Rights and when elections and revocations were received by the Exchange and Paying Agent shall be binding. If no Form of Election is received with respect to NU Common Shares and associated NU Rights, or if the Company determines that any election to receive the Stock Consideration or Cash Consideration was not properly made with respect to NU Common Shares and associated NU Rights, (i) in the event that Oversubscribed Consideration (as defined in Section 2.03(a)) exists, an election for the Undersubscribed Consideration (as defined in Section 2.03(a)) shall be deemed to have been made with respect to such NU Common Shares and associated NU Rights and such NU Common Shares and associated NU Rights shall be exchanged in the NU Merger for the Undersubscribed Consideration pursuant to Section 2.01(b)(ii)(A) or Section 2.01(b)(ii)(B), as the case may be, and (ii) in the event that no Oversubscribed Consideration exists, an election for Cash Consideration shall be deemed to have been made with respect to such shares and such shares shall be exchanged in the NU Merger for Cash Consideration pursuant to Section 2.01(b)(ii)(B), until the point where such an exchange would make the Cash Consideration an Oversubscribed Consideration, following which any such NU Common Shares and associated NU Rights that have not been so exchanged for Cash Consideration shall be exchanged for Stock Consideration in accordance with Section 2.01(b)(ii)(A). With respect to any situation in which deemed elections pursuant to the immediately preceding two sentences require elections for both Cash Consideration and Stock Consideration to be deemed made, the Company shall to the extent possible allocate such deemed elections pro rata among such NU Common Shares and associated NU Rights.

            (e) The Company shall make all computations as to the allocation and the proration contemplated by Section 2.03 and any such computation shall be conclusive and binding on the NU Shareholders. CEI and NU may mutually agree to make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

     SECTION 2.03.  Allocation  and Proration of Cash and Company  Common Stock.
(a) Notwithstanding anything in this Agreement to the contrary, the number of NU Common Shares and associated NU Rights to be converted into the right to receive
(i) the Stock Consideration at the Effective Time (the "Maximum Stock Election Number") shall not exceed 50% of the NU Outstanding Shares (as defined below) and (ii) the Cash Consideration at the Effective Time (the "Maximum Cash
Election Number") shall not exceed 50% of the NU Outstanding Shares. If the aggregate number of NU Common Shares and associated NU Rights in respect of which elections have been made or deemed made pursuant to Section 2.02 exceeds the Maximum Stock Election Number or the Maximum Cash Election Number, as the case may be, the consideration for which such elections have been made or deemed made shall be referred to herein as the "Oversubscribed Consideration". In the event that an Oversubscribed Consideration exists, the form of consideration that is not the Oversubscribed Consideration shall be referred to herein as the "Undersubscribed Consideration". "NU Outstanding Shares" shall mean the NU
Common Shares and associated NU Rights outstanding immediately prior to the NU Effective Time minus NU Common Shares and associated NU Rights that will be canceled pursuant to Section 2.01(b)(i).

            (b) If the aggregate number of NU Common Shares and associated NU Rights in respect of which Stock Elections have been made or deemed made, in each case in accordance with Section 2.02 (the "Requested Stock Amount") exceeds the Maximum Stock Election Number, each holder making or deemed to be making such a Stock Election shall receive, with respect to each NU Common Share and associated NU Right for which such a Stock Election has been made or deemed made, (x) such number of shares of Company Common Stock (together with cash in lieu of fractional shares determined pursuant to Section 2.04(e)) equal to the product of (A) the Exchange Ratio and (B) the Stock Proration Factor (as defined below) and (y) cash in an amount equal to the product of (A) one minus the Stock Proration Factor and (B) $25. The "Stock Proration Factor" shall be equal to a fraction (expressed as a decimal) the numerator of which is the Maximum Stock Election Number and the denominator of which is the Requested Stock Amount.

            (c) If the aggregate number of NU Common Shares and associated NU Rights in respect of which Cash Elections have been made or deemed made, in each case in accordance with Section 2.02 (the "Requested Cash Amount") exceeds the Maximum Cash Election Number, each holder making or deemed to be making such a Cash Election shall receive, with respect to each NU Common Share and associated NU Right for which such a Cash Election has been made or deemed made, (x) cash in an amount equal to the product of (A) $25 and the Cash Proration Factor (as defined below) and (y) such number of shares of Company Common Stock (together with cash in lieu of fractional shares determined pursuant to Section 2.04(e)) equal to the product of (A) one minus the Cash Proration Factor and (B) the Exchange Ratio. The "Cash Proration Factor" shall be equal to a fraction (expressed as a decimal) the numerator of which is the Maximum Cash Election Number and the denominator of which is the Requested Cash Amount.

            SECTION 2.04. Exchange of Certificates. (a) Exchange and Paying Agent. Promptly following the Effective Time, the Company shall deposit with such bank or trust company as may be designated by the Company (the "Exchange and Paying Agent"), for the benefit of the CEI Shareholders and the NU
Shareholders, for exchange in accordance with this Article II, through the Exchange and Paying Agent, certificates representing the shares of Company Common Stock and immediately available funds in amounts and at the times necessary to pay the Merger Consideration (such shares of Company Common Stock and funds, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding shares of CEI Common Stock (or CEI Common Stock held by CECONY) or outstanding NU Common Shares together with the associated NU Rights, as the case may be.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange and Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CEI Common Stock (or CEI Common Stock held by CECONY) or outstanding NU Common Shares together with the associated NU Rights (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to this Article II, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange and Paying Agent and shall be in such form and have such other provisions as CEI and NU may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange and Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange and Paying Agent, the holder of such Certificate shall be entitled to receive and the Exchange and Paying Agent shall deliver, as the case may be, in exchange therefor (i) a certificate representing that number of whole shares of Company Common Stock (together with certain dividends or other distributions in accordance with Section 2.04(c), cash in lieu of fractional shares in accordance with Section 2.04(e) and any cash payable pursuant to Section 2.03) that such holder has the right to receive or (ii) the amount of cash that such holder is entitled to receive, in each case pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CEI Common Stock or NU Common Shares and the associated NU Rights that is not registered in the transfer records of CEI or NU, as the case may be, a certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Company Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with Section 2.04(c) and cash in lieu of any fractional shares of Company Common Stock in accordance with Section 2.04(e). No interest shall be paid or will accrue on the Merger Consideration or any cash payable to holders of Certificates pursuant to the provisions of this Article II.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock issuable hereunder in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.04(e), and all such dividends, other distributions and cash in lieu of fractional shares of Company Common Stock shall be paid by the Company to the Exchange and Paying Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) as soon as practicable after such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.04(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

            (d) No Further Ownership Rights in CEI Common Stock or NU Common Shares. All shares of Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of CEI Common Stock or the NU Common Shares and the associated NU Rights, as the case may be, theretofore represented by such Certificates, subject, however, to CEI and NU's respective obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by CEI or NU, as the case may be, on such shares and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of CEI or NU of the shares of CEI Common Stock or the NU Common Shares and the associated NU Rights, respectively, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, CEI, NU or the Exchange and Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Applicable Law.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

            (ii) As promptly as practicable following the Effective Time, the Exchange and Paying Agent shall determine the excess of (A) the number of whole shares of Company Common Stock delivered to the Exchange and Paying Agent by the Company pursuant to Section 2.04(a) over (B) the aggregate number of whole shares of Company Common Stock to be distributed to former NU Shareholders pursuant to this Article II (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange and Paying Agent shall, on behalf of former NU Shareholders, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.04(e)(iii).

            (iii) The sale of the Excess Shares by the Exchange and Paying Agent shall be executed on the NYSE through one or more member firms thereof and shall be executed in round lots to the extent practicable. The Exchange and Paying Agent shall use reasonable best efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange and Paying Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing NU Common Shares and the associated NU Rights the Exchange and Paying Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange and Paying Agent incurred in connection with such sale of the Excess Shares. The Exchange and Paying Agent shall determine the portion of the Common Shares Trust to which each former NU Shareholder is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former NU Shareholder is entitled and the denominator of which is the aggregate amount of fractional share interests to which all former NU Shareholders are entitled.

            (iv)  Notwithstanding  the  provisions  of Section  2.04(e)(ii)  and
(iii), the Company may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former NU Shareholder an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former NU Shareholder would otherwise be entitled by (B) the closing price for a share of CEI Common Stock as reported on the NYSE Composite Transaction Tape (as reported by Bloomberg Financial Markets, or, if not reported thereby, any other authoritative source) on the business day immediately prior to the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.04(e)(iv).

            (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing NU Common Shares and the associated NU Rights with respect to any fractional share interests, the Exchange and Paying Agent shall make available such amounts to such holders of Certificates formerly representing NU Common Shares and the associated NU Rights subject to and in accordance with the terms of Section 2.04(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their claim for Merger Consideration, any dividends or distributions with respect to Company Common Stock, and any cash in lieu of fractional shares of Company Common Stock.

            (g) No Liability. None of CEI, NU, the Company, Merger LLC or the Exchange and Paying Agent shall be liable to any person in respect of any shares of Company Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Company Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing CEI Common Stock or NU Common Shares and the associated NU Rights, as the case may be, pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by Applicable Law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund and Common Shares Trust. The Exchange and Paying Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

            (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange and Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

            (j) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable to any CEI Shareholder or any NU Shareholder, as the case may be, pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Company will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any CEI Shareholder or any NU Shareholder, as the case may be, and if such consideration is not cash, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale, and paid such cash consideration or proceeds to the appropriate taxing authority.

            SECTION 2.05. Adjustments for Sale of Certain NU Nuclear Facilities.
(a) Certain Adjustments to the Stock Consideration and the Cash Consideration. If after the date of this Agreement and on or prior to the Closing Date, (i) the relevant NU Subsidiaries have entered into one or more legally binding agreements providing for the sale to one or more third parties which are not Affiliates of NU of both Millstone Station 2 and Millstone Station 3, which agreements need not include any interest therein owned by Public Service Company of New Hampshire ("PSNH"), in accordance, in all material respects, with applicable legislation and the rules, regulations and policies of DPUC (existing as of, or established after, the date of this Agreement) for approval of such agreements (the "NU Nuclear Facilities Sales Agreements") and (ii) the Utility Operations and Management Unit ("UOMA") of DPUC (as defined in Section 3.01(d)(iii)) has submitted a formal written recommendation to DPUC for approval of the NU Nuclear Facilities Sales Agreement, or the DPUC shall have issued a Final Order (as defined in Section 6.02(e)) approving such NU Nuclear Facilities Sales Agreements, then (A) in the case of each NU Common Share and associated NU Right with respect to which a Stock Election has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02, the Numerator shall be increased by an amount equal to $1.00 and (B) in the case of each NU Common Share and associated NU Right with respect to which a Cash Election has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02, the Cash Consideration shall be increased by an amount equal to $1.00.

            (b) Certain Contingent Value Rights. If the relevant NU Subsidiaries have not entered into the NU Nuclear Facilities Sales Agreements on or prior to the Closing Date, and the Closing Date occurs on or prior to December 31, 2000, each NU Shareholder shall receive (in addition to the Stock Consideration or Cash Consideration otherwise received by such NU Shareholder in the NU Merger) for each NU Common Share and associated NU Right, one non-transferable contingent value right issued by the Company (each, a "CVR") entitling the holder thereof to payment of $1.00 in cash if, on or prior to December 31, 2000,
(i) the relevant NU Subsidiaries have entered into the NU Nuclear Facilities Sales Agreements and (ii) UOMA has submitted a formal written recommendation to DPUC for approval of such NU Nuclear Facilities Sales Agreements or the DPUC shall have issued a Final Order approving such NU Nuclear Facilities Sales Agreements. If any CVRs are issued and as of 11:59 p.m. Eastern Standard Time on December 31, 2000 (i) the relevant NU Subsidiaries have not entered into the NU Nuclear Facilities Sales Agreements or (ii) UOMA has not submitted a formal written recommendation to DPUC for approval of such NU Nuclear Facilities Sales Agreements and the DPUC shall not have issued a Final Order approving such NU Nuclear Facilities Sales Agreements, then the CVRs shall expire. In the event that the Company is required to issue any CVRs, CEI and NU shall negotiate in good faith the other terms and conditions of such CVRs.

            SECTION 2.06. Certain Adjustments. If after the date hereof and on or prior to the Closing Date, the outstanding shares of CEI Common Stock (and CEI Common Stock held by CECONY) shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of CEI Common Stock (including CECONY) and NU Common Shares and the associated NU Rights, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.


                                   ARTICLE III

                   Representations and Warranties III Representations
and Warranties III   Representations and Warranties

     SECTION 3.01. Representations and Warranties of NU. Representations and Warranties of NU. Except as set forth on the Disclosure Schedule delivered by NU to CEI prior to the execution of this Agreement (the "NU Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, NU represents and warrants to CEI as follows:

            (a) Organization, Standing and Corporate Power. NU is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, each subsidiary of NU (each a "NU Subsidiary") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and each of NU and the NU Subsidiaries has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to the NU Subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.03) on NU. The respective articles of incorporation and by-laws or other organizational documents of each NU Subsidiary, in each case as amended through the date of this Agreement, do not contain any provision limiting or otherwise restricting the ability of NU to control each such NU Subsidiary.

            (b) Subsidiaries. Section 3.01(b) of the NU Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of (i) the NU Subsidiaries and specifies each of NU's Subsidiaries that is a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively, or a "public utility" within the meaning of
Section 201(e) of the Federal Power Act (the "Power Act") and (ii) all other entities in which NU has an aggregate equity investment in excess of $5 million.

            (c) Capital  Structure.  NU is authorized to issue up to 225,000,000
NU Common Shares and no shares with a preference as to dividends or in liquidation or otherwise over the NU Common Shares have been authorized or issued. At the close of business on October 12, 1999, 137,237,564 NU Common Shares were issued and outstanding, including 3,746 NU Common Shares were held by NU in its treasury. During the period from October 12, 1999 through the date of this Agreement, NU has not issued any NU Common Shares or placed any NU Common Shares in its treasury (except, in each case, as required by the NU Stock Plans (as defined below)). As of the date of this Agreement, (i) other than pursuant to the NU Stock Plans (as defined below) and the NU Rights Plan, no securities of NU convertible into or exchangeable or exercisable for shares of equity interest of NU were outstanding; (ii) other than pursuant to the NU Stock Plans and the NU Rights Plan, no warrants, calls, options or other rights to acquire from NU or any NU Subsidiary, and no obligation of NU or any NU Subsidiary to issue, any shares of equity interest of NU were outstanding; and
(iii) no bonds, debentures, notes or other indebtedness of NU or any NU Subsidiary having the right to vote on matters presented to shareholders of NU or such NU Subsidiary (or convertible into securities of NU or any NU Subsidiary having the right to vote on matters presented to shareholders of NU or such NU Subsidiary)("NU Voting Debt") were outstanding. Section 3.01(c) of the NU Disclosure Schedule sets forth a list and description of each plan or program of NU or any NU Subsidiary pursuant to which securities or options to purchase securities of NU or any NU Subsidiary may be issued or delivered (collectively, the "NU Stock Plans"). Section 3.01(c) of the NU Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of the number of NU Common Shares subject to employee stock options to purchase or receive NU Common Shares and the exercise prices thereof and a list of NU Common Shares reserved for issuance relating to other rights to purchase or receive NU Common Shares granted under the NU Stock Plans (collectively with such employee stock options, the "NU Stock Options"). All the outstanding shares of equity interest of NU and all the outstanding shares of capital stock of, or other equity interests in, each of the NU Subsidiaries have been validly issued and are fully paid and nonassessable and (except for any series of preferred stock of any NU Subsidiary held by public shareholders) all the outstanding shares of capital stock of, or other equity interests in, each of the NU Subsidiaries are, as of the date of this Agreement, owned directly or indirectly by NU, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such NU Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its equity interest or obligating it to grant, extend or enter into any such agreement or commitment.

            (d) Authority; Noncontravention; Statutory Approvals. (i) Authority. NU has all requisite power and authority to enter into this Agreement and, subject to the NU Shareholder Approval (as defined in Section 3.01(o)) and the applicable NU Statutory Approvals (as defined in Section 3.01(d)(iii)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NU and the consummation by NU of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of NU, subject, in the case of the NU Merger and the Trust Agreement Amendments, to the NU Shareholder Approval. This Agreement has been duly executed and delivered by NU and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of NU, enforceable against NU in accordance with its terms.

      (ii) Noncontravention. The execution and delivery of this Agreement by NU do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a breach or default (with or without notice or lapse of time, or both) under, or result in the termination of, or give rise to a right of termination, cancelation, modification or acceleration of, any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of NU or any NU Subsidiary under (any such conflict, violation, breach, default, termination, right of termination, modification, cancelation or acceleration, loss or creation is referred to herein as a "Violation" with respect to NU and such term when used in Section
3.02 has a correlative meaning with respect to CEI), (A) subject to obtaining the NU Shareholder Approval, the Trust Agreement, (B) the certificate of incorporation or by-laws or similar governing documents of any NU Subsidiary (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on NU), (C) any loan or credit agreement, note, bond, mortgage, indenture, standstill agreement, lease, deed of trust or other agreement, instrument, permit, concession, franchise, license or similar authorization or any other material agreement applicable to NU or any NU Subsidiary or their respective properties or assets (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on NU) or (D) subject to obtaining the NU Statutory Approvals and the receipt of the NU Shareholder Approval, any statute, law, ordinance, rule or regulation (collectively, "Applicable Law") or any judgment, decree, order, injunction, writ, permit or license of any Governmental Entity (as defined in
Section 3.01(d)(iii)) applicable to NU or any of the NU Subsidiaries or any of their respective properties or assets (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals).

      (iii) Statutory Approvals. No consent, approval, order, permit or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, (other than immaterial consents, approvals, permits, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) any Federal, state, local or foreign government, any court, administrative, regulatory (including a stock exchange) or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to NU or any NU Subsidiary in connection with the execution and delivery of this Agreement by NU or the consummation by NU of the transactions contemplated by this Agreement, except for: (A) compliance with and the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (B) the filing with, and to the extent required, the declaration of effectiveness by, the Securities and Exchange Commission (the "SEC") of (1) a proxy statement relating to the NU Shareholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the CEI Shareholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (2) the registration statement on Form S-4 prepared in connection with the issuance of Company Common Stock in the Mergers (the "Form S-4") and (3) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (C)(1) the filing of the CEI Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the CEI New York Certificate of Merger to the Department of State of the State of New York, and the filing of the NU Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which NU and any of the NU Subsidiaries are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state or provincial securities or "blue sky" laws and (2) the filing of the Trust Agreement Amendments with the Secretary of State of the Commonwealth of Massachusetts; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under PUHCA; (F) notice to, and the consent and approval of, the Federal Energy Regulatory Commission ("FERC") under the Power Act; (G) to the extent required, notice to, and the consent and approval of, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"); (H) to the extent required, notice to and the approval of (1) the Connecticut Department of Public Utility Control ("DPUC"), (2) the Maine Public Utilities Commission ("MPUC"), (3) the Massachusetts Department of Telecommunications and Energy ("MDTE") and the
Massachusetts Department of Revenue (the "MDR"), (4) the New Hampshire Public Utilities Commission ("NHPUC"), (5) the New Jersey Board of Public Utilities ("NJBPU"), (6) the New York State Public Service Commission ("NYPSC"), (7) the Pennsylvania Public Utility Commission ("PPUC"), (8) Vermont Public Services Board ("VPSB", and collectively with DPUC, MPUC, MDTE, MDR, NHPUC, NJBPU, NYPSC, PPUC, the "Applicable PUCs"); (I) to the extent required, notice to and the consent and approval of the Governmental Entities listed on Section 3.01(d)(iii)(I) of the NU Disclosure Schedule; and (J) the filing of the certificate of incorporation of the Company in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the preceding clauses (A) through (J) collectively, whether or not legally required to be obtained, the "NU Statutory Approvals").

            (e) Reports and Financial Statements. The filings (other than immaterial filings) required to be made by NU and the NU Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, PUHCA, the Power Act, the Atomic Energy Act or applicable state public utility laws and regulations have been filed with the SEC, FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, tariffs, contracts, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto required to be filed with such commission. As of their respective dates, the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by NU or any NU Subsidiary with the SEC since January 1, 1997 (the "NU SEC Documents") complied in all material respects with the requirements of the Securities Act, the Exchange Act or PUHCA, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NU SEC Documents, and none of the NU SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NU included in the NU SEC Documents (the "NU Financial Statements") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of NU and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

            (f) Assets and Properties. NU and the NU Subsidiaries have good and sufficient title to all properties and assets reflected on the consolidated balance sheet of NU and its consolidated subsidiaries included in the NU
Financial Statements or thereafter acquired (except as sold or otherwise disposed of since the date of such balance sheet (A) with respect to any such sale or disposition prior to the date of this Agreement or (B) with respect to any such sale or disposition from and after the date of this Agreement, in compliance with clause (e) of Section 4.01) in each case free and clear of all Liens (other than Liens under any mortgage indenture of any NU Subsidiary applicable to the assets of such NU Subsidiary), except where the failure to have good title free and clear of all Liens to any such properties or assets would not have, individually or in the aggregate, a Material Adverse Effect on NU. The tangible assets of NU and the NU Subsidiaries are in an adequate state of maintenance and repair (except for ordinary wear and tear), except where their failure to be in such state of maintenance and repair would not have, individually or in the aggregate, a Material Adverse Effect on NU.

            (g) Franchises. NU and the NU Subsidiaries own or have sufficient rights and consents to locate and use under existing franchises, permits, easements, leases, and license agreements (the "NU Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets would not have, individually or in the aggregate, a Material Adverse Effect on NU. To the knowledge (as defined in Section 8.03) of NU, no other private corporation has as of the date of this Agreement commenced, or, without obtaining a certificate of public convenience and necessity from the applicable state utility commission, can commence, operations distributing electricity to the general public along and across public streets and ways in any part of the territories now served by NU or any NU Subsidiary.

            (h) Information Supplied. None of the information supplied by or on behalf of, or to be supplied by or on behalf of, NU specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the NU Shareholders or at the time of the NU Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement, insofar as they relate to NU, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the respective rules and regulations thereunder.

            (i) Absence of Certain Changes or Events. Except as disclosed in the NU SEC Documents filed pursuant to the Securities Act or the Exchange Act and publicly available prior to the date of this Agreement (the "Previously Filed NU SEC Documents"), since December 31, 1998, to the date of this Agreement, (i) NU and each of the NU Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been, and no fact or condition exists which, individually or in the aggregate, would have a Material Adverse Effect on NU. Except as disclosed in the Previously Filed NU SEC Documents, from December 31, 1998 through the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any equity interest of NU, (ii) any split, combination or reclassification of any equity interest of NU or any issuance or the authorization of any issuance of any equity interest of NU or NU Voting Debt or any other securities in respect of, in lieu of or in substitution for any equity interest of NU, except for issuances of NU Common Shares under the NU Stock Plans in accordance with their present terms or upon exercise of outstanding NU Stock Options, or (iii) except as may have been required by a change in GAAP, any change in accounting methods, principles or practices by NU or any NU Subsidiary materially affecting their respective assets, liabilities or business. As of the date of this Agreement, none of (i) the Agreement and Plan of Merger (the "Yankee Merger Agreement") dated as of June 14, 1999 among Yankee Energy System, Inc. ("Yankee") and NU, (ii) the Purchase and Sale Agreement (the "CL&P/NGC Sale Agreement") dated July 2, 1999 between The Connecticut Light and Power Company ("CL&P") and Northeast Generation Company ("NGC"), (iii) the Purchase and Sale Agreement (the "NRG Sale Agreement") dated July 1, 1999, between CL&P and NRG, Inc. (the "NRG Sale Agreement") and (iv) the Purchase and Sale Agreement (the "WMECO/NGC Sale Agreement") dated July 2, 1999, between Western Massachusetts Electric Company ("WMECO") and NGC.

            (j) Compliance with Applicable Laws; Litigation. Except as disclosed in the Previously Filed NU SEC Documents, NU and the NU Subsidiaries are in compliance with the terms of the NU Permits and all Applicable Laws, except where the failure so to comply would not have, individually or in the aggregate, a Material Adverse Effect on NU. Except as disclosed in the Previously Filed NU SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to NU or any NU Subsidiary or any of their respective properties is pending or, to the knowledge of NU, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect on NU. All utility rates charged by NU and the applicable NU Subsidiaries have been and continue to be made pursuant to lawfully filed tariffs and contracts. This provision shall not apply to environmental or to health and safety matters, which are exclusively the subject of Section 3.01(t).

            (k) Absence of Changes in Benefit Plans.  Since the date of the most recent audited financial statements included in the Previously Filed NU SEC Documents, there has not been any adoption or amendment in any material respect by NU or any NU Subsidiary of any collective bargaining agreement or any material bonus, pension, profit sharing, savings, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former trustee, director, officer or employee of NU or any NU Subsidiary (collectively, the "NU Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any NU pension or post-retirement benefit plans or arrangements, or any material change in the manner in which contributions to any NU pension or post-retirement benefit plans or arrangements are made or the basis on which such contributions are determined.

            (l) Employee Matters; ERISA. (i) Except for employment agreements providing benefits (other than material severance benefits) but no employment term other than at will, Section 3.01(l)(i) of the NU Disclosure Schedule contains a true and complete list of each (A) written or material oral deferred compensation, bonus or other incentive compensation, stock purchase, stock option, restricted stock and other equity compensation or ownership plan, program, agreement or arrangement; (B) written or material oral severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (C) profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (D) written or material oral employment, retention, consulting, termination or severance agreement; and (E) other written or material oral employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by NU or by any trade or business, whether or not incorporated
(an "ERISA Affiliate"), that together with NU would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which NU or an ERISA Affiliate is party, for the benefit of any employee or former employee of NU or any NU Subsidiary (the foregoing plans, funds, programs, agreements and arrangements in this Section 3.01(l)(i) being referred to collectively as the "NU Plans").

            (ii) With respect to each NU Plan (except for NU Plans that are "multiemployer plans" as that term is defined in Section 3(37) of ERISA), NU has heretofore delivered or made available to CEI true and complete copies of each of the following documents:

                  (A) a copy of each written NU Plan and any amendments
            thereto;

                  (B) a copy of the two most recent  annual  reports on Internal
            Revenue Service Form 5500 and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards Nos. 87 and 106;

                  (C) a  copy  of  the  most  recent  Summary  Plan  Description
            (including supplements) required under ERISA with respect thereto;

                  (D) if the NU Plan is  funded  through  a trust  or any  third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and

                  (E) the most recent determination letter or pending determination letter received from the Internal Revenue Service with respect to each NU Plan intended to qualify under Section 401 or 501(c)(9) of the Code.

            (iii) No liability under Title IV or Section 302 of ERISA has been incurred by NU or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to NU or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due) in each case except where such occurrence, individually or in the aggregate, would not have a Material Adverse Effect on NU. No NU Plan has, to the knowledge of NU, engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) not exempted under or pursuant to Section 4975 of the Code or Section 408 of ERISA, no NU Plan subject to Title IV of ERISA (a "Title IV NU Plan") has been terminated by the PBGC or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived and NU has not received any notice of intent by PBGC to terminate any such Plan in each case except where such occurrence, individually or in the aggregate, would not have a Material Adverse Effect on NU. Schedule 3.01(l)(iii) of the NU Disclosure Schedule sets forth, in respect of each of the last two completed plan years, (x) the amount of contributions made by NU and its Affiliates to each Title IV NU Plan and (y) the amount of insurance premiums required to be paid by NU and its Affiliates to the PBGC.

            (iv) With respect to each Title IV NU Plan, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Plan allocable to such accrued benefits.

            (v) No Title IV NU Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV NU Plan ended prior to the date of this Agreement nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any NU Plan on or prior to the Closing Date have been or will have been timely made or are reflected on the balance sheet except where such failure to make any such contributions, individually or in the aggregate, would not have a Material Adverse Effect on NU.

            (vi) No Title IV NU Plan is a  "multiemployer  plan",  as defined in
      Section  3(37) of ERISA,  nor is any Title IV NU Plan a plan  described in
      Section 4063(a) of ERISA.

            (vii) Each NU Plan has been operated and administered in accordance with its terms and Applicable Law, including but not limited to ERISA and the Code, the rules and regulations thereunder, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on NU. Each NU Plan intended to be "qualified" under
      Section 401(a) or 501(c)(9) of the Code is so qualified and its trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. To the knowledge of NU, there is no fact, condition or set of circumstances existing that could adversely affect such favorable determination. To NU's knowledge, there are no investigations pending in respect of any NU Plan by any Governmental Entity.

            (viii) No NU Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of NU or any NU Subsidiary for periods extending beyond their respective dates of retirement or other termination of service, other than (A) coverage mandated by Applicable Law, (B) death benefits under any "pension plan", or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (ix) To the knowledge of NU, no amounts payable under the NU Plans will fail to be deductible for Federal income tax purposes by virtue of either Section 280G or 162(m) of the Code.

            (x) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former trustee, director, officer or employee of NU or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such trustee, director, officer or employee or (C) require the immediate funding or financing of any compensation or benefits. Schedule 3.01(l)(x) of the NU Disclosure Schedule sets forth estimates prepared by NU of the amounts reasonably expected to be paid to participants in any NU Plan (or by which any of their benefits may be increased or accelerated) as a result of (A) the execution of this Agreement, (B) the obtaining of the NU Shareholders
      Approval, (C) consummation of the Mergers and (D) termination or constructive termination of any trustee, director, officer or employee's employment with NU or any NU Subsidiary. For purposes of the preceding sentence, the determination of the amounts set forth in Schedule 3.01(l)(x) is based upon each employee's current compensation, outstanding awards and benefits accrued (as applicable) and on such other factors as NU, taking into account Applicable Law, deems reasonable and appropriate.

            (xi) To the knowledge of NU, there are no pending, threatened or anticipated claims by or on behalf of any NU Plan, by any employee or beneficiary covered under any such NU Plan, or otherwise involving any such NU Plan (other than routine claims for benefits) except to the extent that such claims, individually or in the aggregate, would not have a Material Adverse Effect on NU.

            (m) Labor and Employee Relations. (i) Except as disclosed in the Previously Filed NU SEC Documents, as of the date of this Agreement, (A) except for the existing collective bargaining agreements with the unions set forth on
Section 3.01(m) of the NU Disclosure Schedule, in each case as in effect on the date of this Agreement (copies of which have been delivered to CEI), neither NU nor any of the NU Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (B) to the knowledge of NU, there is no current union representation question involving employees of NU or any of the NU Subsidiaries, nor does NU have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent such, individually or in the aggregate, would not have a Material Adverse Effect on NU.

            (ii) Except as disclosed in the Previously Filed NU SEC Documents or except to the extent such, individually or in the aggregate, would not have a Material Adverse Effect on NU, (A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against NU or any of the NU Subsidiaries pending, or to the knowledge of NU, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of NU, threatened against or involving NU, and (C) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NU, threatened in respect of which any trustee, director, officer, employee or agent of NU or any NU Subsidiary is or may be entitled to claim indemnification from NU or any NU Subsidiary pursuant to the Trust Agreement (in the case of NU) or their certificates of incorporation or By-laws (in the case of the NU Subsidiaries) or as provided in the indemnification agreements listed in Section 3.01(m)(ii) of the NU Disclosure Schedule or any other indemnification agreements.

            (n) Taxes. (i) Except as to any items that would not, individually or in the aggregate, have a Material Adverse Effect on NU:

                  (A) NU and  each  of the NU  Subsidiaries  has (I)  filed  all
            Federal, state, local and foreign income and other tax returns or reports (including declarations of estimated tax) required to be filed by it, and all such returns are complete and accurate, (II) paid all taxes of any nature whatsoever (together with any related penalties and interest) (any of the foregoing being referred to herein as a "Tax"), that are shown on such Tax returns as due and payable on or before the date of this Agreement, and (III) paid on behalf of itself or others all Taxes otherwise required to be paid on or before the date of this Agreement.

                  (B) There are no claims or assessments  pending  against NU or any of the NU Subsidiaries for any alleged deficiency in Tax, and, to the knowledge of NU, there is not any threatened Tax claims or assessments against NU or any of the NU Subsidiaries.

                  (C) NU and each of the NU Subsidiaries has established adequate reserves for current Taxes and for any liability for deferred Taxes in the NU Financial Statements in accordance with GAAP.

                  (D) All Taxes required to be withheld,  collected or deposited by or with respect to NU and each of the NU Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

                  (E) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of NU or any NU Subsidiary.

                  (F) The Federal income Tax returns of the  consolidated  group for which NU is the common parent either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1993.

                  (G) None of NU or any NU Subsidiary shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

                  (H) Neither NU nor any NU Subsidiary has, within the five preceding taxable years, deferred gain recognition for Federal income tax purposes under Sections 1031 or 1033 of the Code.

                  (I) None of the property owned or used by NU or any NU Subsidiary is subject to a lease other than a "true" lease for Federal income tax purposes.

                  (J) NU has not made,  within the five preceding taxable years, a disclosure on a Tax return pursuant to Section 6662(d)(2)(B)(ii) of the Code.

                  (K) Neither NU nor any NU Subsidiary has constituted  either a
            "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or
            (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

            (ii) Neither NU nor any NU Subsidiary has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (A) the Mergers from constituting a transaction described in Section 351 of the Code or
      (B) the CEI Merger from constituting a transaction described in Section 368(a) of the Code.

            (o) Voting Requirements. The affirmative vote of two-thirds of the NU Common Shares outstanding as of the date of the NU Shareholders Meeting, voting as a single class (with each NU Common Share having one vote per share),
(x) to amend  the  Trust  Agreement  in  order to  effect  the  Trust  Agreement
Amendments and (y) to approve this Agreement and the Merger at the NU Shareholders Meeting (collectively, the "NU Shareholder Approval") are the only votes of the holders of any equity interest of NU or any class or series of capital stock of any NU Subsidiary necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

           (p) State Anti-takeover Statutes. NU has taken or will take prior to Closing all action necessary to approve the NU Merger such that the approval (along with the NU Shareholder Approval) is sufficient to render the provisions of Chapter 110C, 110D, 110E and 110F of the MGL inapplicable to the NU Merger and the other transactions contemplated by this Agreement. To the knowledge of NU, no other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

           (q) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated ("Morgan Stanley") and the SG Barr Devlin Division of Societe Generale ("SG Barr Devlin"), the fees and expenses of which will be paid by NU, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NU. NU has made available to CEI prior to the execution of this Agreement a copy of the engagement letter of each of Morgan Stanley and SG Barr Devlin and, other than as set forth in such engagement letter, has no understanding or agreement with Morgan Stanley or SG Barr Devlin regarding any fees or expenses in connection with the Mergers or the transactions contemplated by this Agreement.

           (r) Opinion of Financial Advisor. NU has received the opinion of each of Morgan Stanley and SG Barr Devlin, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the NU Shareholders.

           (s) Ownership of CEI Common Stock. As of the date of this Agreement, neither NU nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of CEI or other securities convertible into shares of capital stock of CEI, except for such shares as may be held by trustees of pension, employee benefit, nuclear decommissioning, spent fuel or similar trusts, the investment management of which is carried out by non-affiliates under contract with affiliates of NU.

            (t) Environmental Protection. (i) Except as set forth in the Previously Filed NU SEC Documents:

                  (A) Compliance. NU and, to the knowledge of NU, each of the NU
            Subsidiaries are, and have been, in compliance with all applicable Environmental Laws (as defined in Section 3.01(t)(ii)), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on NU, and neither NU nor, to the knowledge of NU, any NU Subsidiary has received any communication (written or oral) reasonably grounded in fact, from any person or Governmental Entity that alleges that NU or any of the NU Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require NU or any NU Subsidiary to incur costs, including the costs of pollution control equipment that are known or anticipated to be required in the future, beyond those currently budgeted for the three NU fiscal years beginning with January 1, 1999, that, individually or in the aggregate, would have a Material Adverse Effect on NU.

                  (B) Environmental Permits. (I) NU and each of the NU Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, would not have a Material Adverse Effect on NU, (II) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on NU, (III) NU and, to the knowledge of NU, the NU Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on NU and (IV) neither NU nor, to the knowledge of NU, any of the NU Subsidiaries has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not, individually or in the aggregate, have a Material Adverse Effect on NU.

                  (C) Environmental  Claims.  There are no Environmental  Claims
            (as defined in Section 3.01(t)(ii)) that would, individually or in the aggregate, have a Material Adverse Effect on NU, pending or, to the knowledge of NU, threatened, (1) against NU or any of the NU Subsidiaries, (2) to the knowledge of NU, against any person or entity whose liability for any Environmental Claim NU or any of the NU Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (3) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of NU or any of the NU Subsidiaries or, to the knowledge of NU, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of NU or any of the NU Subsidiaries.

                  (D)  Releases.  There  have been no  Releases  (as  defined in
            Section  3.01(t)(ii))  of any  Hazardous  Material  (as  defined  in
            Section 3.01(t)(ii)) that would be reasonably likely to form the basis of any Environmental Claim against NU or, to the knowledge of NU, any of the NU Subsidiaries, or against any person or entity whose liability for any Environmental Claim NU or any of the NU Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim which, individually or in the aggregate, would not have a Material Adverse Effect on NU.

                  (E) Assumed and Retained  Liabilities.  Neither NU nor, to the
            knowledge of NU, any of the NU Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that would be reasonably likely to form the basis for any Environmental Claim, which would, individually or in the aggregate, have a Material Adverse Effect on NU.

                  (F) Predecessors. NU has no knowledge with respect to any predecessor of NU or any of the NU Subsidiaries, of any Environmental Claim that, individually or in the aggregate, would have a Material Adverse Effect on NU.

            (ii)  Definitions.  As used in this Agreement:

                  (A) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Entity), alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (I) the presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NU or any of the NU Subsidiaries or CEI or any of the CEI Subsidiaries; or (II) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (III) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

                  (B) "Environmental Laws" means all federal, state and local laws, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to noise levels, nuclear operations, Releases of, or exposure to, Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (C) "Hazardous Materials" means (I) any petroleum or petroleum products, radioactive materials or wastes, spent nuclear fuel, coal ash, coal combustion byproducts, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBs"); (II) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "source material," "special nuclear material," "byproduct material," or words of similar import under any Environmental Law and (III) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

                  (D) "Release" means any actual or threatened  release,  spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

           (u) Regulation as a Utility. Section 3.01(u) of the NU Disclosure Schedule lists each NU Subsidiary that, as of the date of this Agreement, is regulated as a public utility and each jurisdiction imposing such regulation. Neither NU nor any "subsidiary company" or "affiliate" of NU is, as of the date of this Agreement, subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. As used in this Section 3.01(u) and in Section 3.02(s), the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in PUHCA.

           (v) Operations of Nuclear Power Plants. The operations of the nuclear generation stations (collectively, the "NU Nuclear Facilities") currently or formerly owned, in whole or part, by NU or any of its affiliates are and have been conducted in compliance with all Applicable Laws, including Environmental Laws, except for such failures to comply as would not have, individually or in the aggregate, a Material Adverse Effect on NU. Each of the NU Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and the NRC has determined that such plans are in material compliance with its requirements. As of the date of this Agreement, the plans for the current or future decommissioning of each of the NU Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of Applicable Law and are funded consistent with Applicable Law.

           (w) Insurance. NU and each of the NU Subsidiaries is, and has been continuously since January 1, 1997, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting business as conducted by NU and the NU Subsidiaries during such time period. Neither NU nor any NU Subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy of NU or any NU Subsidiaries, except to the extent any such cancelation or termination would not have, individually or in the aggregate, a Material Adverse Effect on NU.

            (x) NU Rights Agreement. NU and the Board of Trustees of NU have taken all necessary action so that neither the execution and delivery of this Agreement nor the consummation of the Mergers and the other transactions contemplated hereby will (i) cause any NU Rights issued pursuant to the Rights Agreement (the "NU Rights Agreement") dated as of February 23, 1999, between NU and Northeast Utilities Service Company, as agent, to become exercisable, or
(ii) cause CEI, Merger LLC or any of their respective "Affiliates" or "Associates" (as defined in the NU Rights Agreement) to be an "Acquiring Person" (as defined in the NU Rights Agreement) or give rise to a "Distribution Date", "Shares Acquisition Date" or "Section 11(a)(ii) Event" (as such terms are defined in the NU Rights Agreement). NU has delivered to CEI a complete and correct copy of the NU Rights Agreement as amended and supplemented to the date of this Agreement.

     SECTION 3.02. Representations and Warranties of CEI. Representations and Warranties of CEI. Except as set forth on the Disclosure Schedule delivered by CEI to NU prior to the execution of this Agreement (the "CEI Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, CEI represents and warrants to NU as follows:

           (a) Organization, Standing and Corporate Power. Each of CEI and its subsidiaries (each a "CEI Subsidiary") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to CEI Subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect on CEI. The respective articles of incorporation and by-laws or other organizational documents of each CEI Subsidiary, in each case as amended through the date of this Agreement, do not contain any provision limiting or otherwise restricting the ability of CEI to control each such CEI Subsidiary.

           (b) Subsidiaries. Section 3.02(b) of the CEI Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of (i) CEI Subsidiaries and specifies each of the CEI Subsidiaries that is a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3)
of PUHCA, respectively, or a "public utility" within the meaning of Section 201(e) of the Power Act and (ii) and all other entities in which CEI has an aggregate equity investment in excess of $5 million.

           (c) Capital Structure. The authorized capital stock of CEI consists of 500,000,000 shares of CEI Common Stock and 6,000,000 shares of preferred stock, par value $1.00 per share, of CEI ("CEI Authorized Preferred Stock"), of which, as of the date of this Agreement, no shares have been designated to constitute a particular series. At the close of business on October 11, 1999,
(i) 217,991,256 shares of CEI Common Stock were issued and outstanding (excluding all shares of CEI Common Stock held by CECONY), (ii) 323,738 shares of CEI Common Stock were held by CEI in its treasury and (iii) 17,173,100 shares of CEI Common Stock were held by CECONY. During the period from October 12, 1999 through the date of this Agreement, CEI has not issued any shares of CEI Common Stock or placed any shares of CEI Common Stock in its treasury (except, in each case, as required by CEI Stock Plans (as defined below)). As of the date of this Agreement, (i) no shares of CEI Common Stock were reserved for issuance pursuant to the CEI Dividend Reinvestment and Cash Payment Plan, the CEI Discount Stock Purchase Plan, CEI's 1996 Stock Option Plan and the CEI Restricted Stock Plan for Directors (the "CEI Stock Plans"), (ii) no shares of CEI Authorized Preferred Stock had been designated or issued or were held in CEI's treasury,
(iii) other than pursuant to the CEI Stock Plans, no securities of CEI convertible into or exchangeable or exercisable for shares of capital stock of CEI were outstanding, (iv) other than pursuant to the CEI Stock Plans, no warrants, calls, options or other rights to acquire from CEI or any CEI Subsidiary, and no obligation of CEI or any CEI Subsidiary to issue, any shares of capital stock of CEI were outstanding, and (v) no bonds, debentures, notes or other indebtedness of CEI or any CEI Subsidiary having the right to vote on matters presented to shareholders of CEI or such CEI Subsidiary (or convertible into securities of CEI or any CEI Subsidiary having the right to vote on matters presented to shareholders of CEI or such CEI Subsidiary) ("CEI Voting Debt") were outstanding. Section 3.02(c) of the CEI Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of the number of shares of CEI Common Stock subject to employee stock options to purchase or receive CEI Common Stock and the exercise prices thereof and a list of shares reserved for issuance relating to other rights to purchase or receive CEI Common Stock granted under the CEI Stock Plans (collectively with such employee stock options, the "CEI Stock Options"). All the outstanding shares of capital stock of, or other equity interests in, CEI and each of the CEI Subsidiaries have been validly issued and are fully paid and nonassessable and (except for any series of preferred stock of any CEI Subsidiary held by public shareholders) all the outstanding shares of capital stock of, or other equity interests in, each of the CEI Subsidiaries are, as of the date of this Agreement, owned directly or indirectly by CEI, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such CEI Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

           (d) Authority; Noncontravention; Statutory Approvals. (i) Authority. CEI has all requisite power and authority to enter into this Agreement and, subject to the CEI Shareholder Approval (as defined in Section 3.02(m)) and the applicable CEI Statutory Approvals (as defined in Section 3.02(d)(iii)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CEI and the consummation by CEI of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of CEI, subject to the CEI Shareholder Approval. This Agreement has been duly executed and delivered by CEI and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of CEI, enforceable against CEI in accordance with its terms.

           (ii) Noncontravention. The execution and delivery of this Agreement by CEI do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any Violation under, (A) the certificate of incorporation or by-laws of CEI, (B) the certificate of incorporation or by-laws or similar governing documents of any CEI Subsidiary (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on CEI), (C) any loan or credit agreement, note, bond, mortgage, indenture, standstill agreement, lease, deed of trust or other agreement, instrument, permit, concession, franchise, license or similar authorization or any other material agreement applicable to CEI or any CEI Subsidiary or their respective properties or assets (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on
CEI) or (D) subject to obtaining the CEI Statutory Approvals, and the receipt of the CEI Shareholder Approval, any Applicable Law or judgment, decree, order, injunction, writ, permit or license of any Governmental Entity applicable to CEI or any of the CEI Subsidiaries or any of their respective properties or assets (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals).

           (iii) Statutory Approvals. No consent, approval, order, permit or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, (other than immaterial consents, approvals, permits, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) any Governmental Entity is required by or with respect to CEI or any CEI Subsidiary in connection with the execution and delivery of this Agreement by CEI or the consummation by CEI of the transactions contemplated by this Agreement, except for: (A) compliance with and the filings under the HSR Act; (B) the filing with, and to the extent required, the declaration of effectiveness by, the SEC of (1) the Joint Proxy Statement,
(2) the Form S-4 and (3) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (C)(1) the filing of the CEI Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the CEI New York Certificate of Merger to the Department of State of the State of New York, and the filing of the NU Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which CEI and CEI Subsidiaries are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state or provincial securities or "blue sky" laws and (2) the filing of the Trust Agreement Amendments with the Secretary of State of the Commonwealth of Massachusetts; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under PUHCA; (F) notice to, and the consent and approval of, FERC under the Power Act; (G) to the extent required, notice to, and the consent and approval of, the NRC under the Atomic Energy Act; (H) to the extent required, notice to and the approval of the Applicable PUCs; (I) to the extent required, notice to and the consent and approval of the Governmental Entities listed on
Section 3.01(d)(iii)(I) of the CEI Disclosure Schedule; and (J) the filing of the certificate of incorporation of the Company in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the preceding clauses (A) through (J) collectively, whether or not legally required to be obtained, the "CEI Statutory Approvals").

           (e) Reports and Financial Statements. The filings (other than immaterial filings) required to be made by CEI and the CEI Subsidiaries under the Securities Act, the Exchange Act, PUHCA, the Power Act, the Atomic Energy Act or applicable state public utility laws and regulations have been filed with the SEC, FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, tariffs, contracts, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto required to be filed with such commission. As of their respective dates, the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by CEI or any CEI Subsidiary with the SEC since January 1, 1997 (the "CEI SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CEI SEC Documents, and none of the CEI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CEI included in the CEI SEC Documents (the "CEI Financial Statements") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CEI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

           (f) Assets and Properties. CEI and the CEI Subsidiaries have good and sufficient title to all properties and assets reflected on the consolidated balance sheet of CEI and its consolidated subsidiaries included in the CEI Financial Statements or thereafter acquired (except as sold or otherwise disposed of since the date of such balance sheet) in each case free and clear of all Liens, except where the failure to have good title free and clear of all Liens to any such properties or assets would not have, individually or in the aggregate, a Material Adverse Effect on CEI. The tangible assets of CEI and the CEI Subsidiaries are in an adequate state of maintenance and repair (except for ordinary wear and tear), except where their failure to be in such state of maintenance and repair would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

           (g) Franchises. CEI and the CEI Subsidiaries own or have sufficient rights and consents to locate and use under existing franchises, permits, easements, leases, and license agreements (the "CEI Permits") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets would not have, individually or in the aggregate, a Material Adverse Effect on CEI. To the knowledge of CEI, no other private corporation has of the date of this Agreement commenced or, without obtaining a certificate of public convenience and necessity from the applicable state utility commission, can commence operations distributing electricity to the general public along and across public streets and ways in any part of the territories now served by CEI or any CEI Subsidiary.

           (h) Information Supplied. None of the information supplied by or on behalf of, or to be supplied by or on behalf of, CEI specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the CEI Shareholders or at the time of the CEI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement insofar as they relate to CEI will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the respective rules and regulations thereunder.

           (i) Absence of Certain Changes or Events. Except as disclosed in the CEI SEC Documents filed pursuant to the Securities Act or the Exchange Act and publicly available prior to the date of this Agreement (the "Previously Filed CEI SEC Documents"), since December 31, 1998, to the date of this Agreement, (i) CEI and each of the CEI Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been, and no fact or condition exists which, individually or in the aggregate, would have a Material Adverse Effect on CEI. Except as disclosed in the Previously Filed CEI SEC Documents, from December 31, 1998 through the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of CEI (other than regular quarterly cash dividends), (ii) any split, combination or reclassification of any capital stock of CEI or any issuance or the authorization of any issuance of any capital stock of CEI or CEI Voting Debt or any other securities in respect of, in lieu of or in substitution for any capital stock of CEI, except for issuances of shares of CEI Common Stock under the CEI Stock Plans in accordance with their present terms or upon exercise of outstanding CEI Stock Options, or (iii) except as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CEI or any CEI Subsidiary materially affecting their respective assets, liabilities or business.

           (j) Compliance with Applicable Laws; Litigation. Except as disclosed in the Previously Filed CEI SEC Documents, CEI and the CEI Subsidiaries are in compliance with the terms of the CEI Permits and all Applicable Laws, except where the failure so to comply would not have, individually or in the aggregate, a Material Adverse Effect on CEI. Except as disclosed in the Previously Filed CEI SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to CEI or any CEI Subsidiary or any of their respective properties is pending or, to the knowledge of CEI, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect on CEI. All utility rates charged by CEI and the applicable CEI Subsidiaries have been and continue to be made pursuant to lawfully filed tariffs and contracts. This provision shall not apply to environmental or to health and safety matters, which are exclusively the subject of Section 3.02(r).

           (k) Employee Matters; ERISA. Each pension, profit sharing, savings, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former trustee, director, officer or employee of CEI or any CEI Subsidiary (collectively, the "CEI Benefit Plans") has been administered in accordance with its terms, except for any failures so to administer that, individually or in the aggregate, would not have a Material Adverse Effect on CEI. CEI, the CEI Subsidiaries and all the CEI Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not have a Material Adverse Effect on CEI.

            (l) Taxes. (i) Except as to any items that would not, individually or in the aggregate, have a Material Adverse Effect on CEI:

                  (A) CEI and each of the CEI  Subsidiaries  has (I)  filed  all
            Federal, state, local and foreign income and other Tax returns or reports (including declarations of estimated tax) required to be filed by it, and all such returns are complete and accurate, (II) paid all Taxes of any nature whatsoever (together with any related penalties and interest) that are shown on such Tax returns as due and payable on or before the date of this Agreement, and (III) paid on behalf of itself or others all Taxes otherwise required to be paid on or before the date of this Agreement.

                  (B) There are no claims or assessments  pending against CEI or any of the CEI Subsidiaries for any alleged deficiency in Tax, and, to the knowledge of CEI, there is not any threatened Tax claims or assessments against CEI or any of the CEI Subsidiaries.

                  (C) CEI  and  each of the  CEI  Subsidiaries  has  established adequate reserves for current Taxes and for any liability for deferred Taxes in the CEI Financial Statements in accordance with GAAP.

                  (D) All Taxes required to be withheld,  collected or deposited by or with respect to CEI and each of the CEI Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

                  (E) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the CEI or any CEI Subsidiary.

                  (F) The Federal income Tax returns of the  consolidated  group for which CEI is the common parent either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1991.

                  (G) None of CEI or any CEI  Subsidiary  shall be  required  to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

                  (H) Neither CEI nor any CEI  Subsidiary  has,  within the five preceding taxable years, deferred gain recognition for Federal income tax purposes under Sections 1031 or 1033 of the Code.

                  (I) None of the property owned or used by CEI or any CEI Subsidiary is subject to a lease other than a "true" lease for Federal income tax purposes.

                  (J) CEI has not made, within the five preceding taxable years, a disclosure on a Tax return pursuant to Section 6662(d)(2)(B)(ii) of the Code.

                  (K) Neither CEI nor any CEI Subsidiary has constituted  either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or
            (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

            (ii) Neither CEI nor any CEI Subsidiary has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (A) the Mergers from constituting a transaction described in Section 351 of the Code or
      (B) the CEI Merger from constituting a transaction described in Section 368(a) of the Code.

           (m) Voting Requirements. The affirmative vote of a majority of the shares of CEI Common Stock (excluding any shares of CEI Common Stock held by CECONY) entitled to vote thereon outstanding as of the date of the CEI Shareholders Meeting, voting as a single class (with each share of CEI Common Stock having one vote per share), to adopt this Agreement (the "CEI Shareholder Approval") is the only vote of the holders of any class or series of capital stock of CEI or any CEI Subsidiary necessary to approve and adopt this Agreement and the transactions contemplated hereby.

           (n) State Anti-takeover Statutes. Assuming the accuracy of the representation of NU set forth in Section 3.01(s), Section 912 of the NYBCL is not applicable to the transactions contemplated by this Agreement. To the knowledge of CEI, no other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

           (o) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by CEI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CEI.

           (p) Opinion of Financial Advisor. CEI has received the opinion of Salomon Smith Barney, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the CEI Shareholders.

           (q) Ownership of NU Common Shares. As of the date of this Agreement, neither CEI nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of equity interest of NU or other securities convertible into shares of equity interest of NU, except for such shares as may be held by trustees of pension, employee benefit, nuclear decommissioning, spent fuel or similar trusts, the investment management of which is carried out by non-affiliates under contract with affiliates of CEI.

            (r) Environmental Protection. Except as set forth in the Previously Filed CEI SEC Documents:

            (i) Compliance. CEI and, to the knowledge of CEI, each of the CEI Subsidiaries are, and have been, in compliance with all applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on CEI, and neither CEI nor any CEI Subsidiary has received any communication (written or oral) reasonably grounded in fact, from any person or Governmental Entity that alleges that CEI or any of the CEI Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require CEI or, to the knowledge of CEI, any CEI Subsidiary to incur costs, including the costs of pollution control equipment that are known or anticipated to be required in the future, beyond those currently budgeted for the three CEI fiscal years beginning with January 1, 1999, that, individually or in the aggregate, would have a Material Adverse Effect on CEI.

            (ii) Environmental Permits. (A) CEI and each of the CEI Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, would not have a Material Adverse Effect on CEI, (B) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on CEI,
      (C) CEI and, to the knowledge of CEI, the CEI Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on CEI and (D) neither CEI nor, to the knowledge of CEI, any of the CEI Subsidiaries has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not, individually or in the aggregate, have a Material Adverse Effect on CEI.

            (iii) Environmental Claims. There are no Environmental Claims that would, individually or in the aggregate, have a Material Adverse Effect on CEI, pending or, to the knowledge of CEI, threatened, (A) against CEI or any of the CEI Subsidiaries, (B) to the knowledge of the CEI, against any person or entity whose liability for any Environmental Claim CEI or any of the CEI Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of CEI or any of the CEI Subsidiaries or, to the knowledge of the CEI, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of CEI or any of the CEI Subsidiaries.

            (iv) Releases. There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against CEI or, to the knowledge of CEI, any of the CEI Subsidiaries, or against any person or entity whose liability for any Environmental Claim CEI or any of the CEI Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim which, individually or in the aggregate, would not have a Material Adverse Effect on CEI.

            (v) Assumed and Retained Liabilities. Neither CEI nor, to the knowledge of CEI, any of the CEI Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that would be reasonably likely to form the basis for any Environmental Claim, which would, individually or in the aggregate, have a Material Adverse Effect on CEI.

            (vi) Predecessors. CEI has no knowledge, with respect to any predecessor of CEI or any of the CEI Subsidiaries, of any Environmental Claim that, individually or in the aggregate, would have a Material Adverse Effect on CEI.

           (s) Regulation as a Utility. Section 3.02(s) of the CEI Disclosure Schedule lists each CEI Subsidiary that, as of the date of this Agreement, is regulated as a public utility and each jurisdiction imposing such regulation. Neither CEI nor any "subsidiary company" or "affiliate" of CEI is, as of the date of this Agreement, subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

           (t) Operations of Nuclear Power Plants. The operations of the nuclear generation stations (collectively, the "CEI Nuclear Facilities") currently or formerly owned by CEI or any of its affiliates are and have been conducted in compliance with all Applicable Laws, including Environmental Laws, except for such failures to comply as would not have, individually or in the aggregate, a Material Adverse Effect on CEI. Each of the CEI Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and the NRC has determined that such plans are in material compliance with its requirements. As of the date of this Agreement, the plans for the current or future decommissioning of each of the CEI Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of Applicable Law and are funded consistent with Applicable Law.

           (u) Insurance. CEI and each of the CEI Subsidiaries is, and has been continuously since January 1, 1997, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting business as conducted by CEI and the CEI Subsidiaries during such time period. Neither CEI nor any CEI Subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy of CEI or any CEI Subsidiaries, except to the extent any such cancelation or termination that would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

           (v) Financing. CEI will have, or cause the Company to have, available, at or prior to the Effective Time, sufficient cash in immediately available funds to pay the Cash Consideration and to consummate the NU Merger and the other transactions contemplated hereby.


                                   ARTICLE IV

                       Certain Covenants of NU IV

            SECTION 4.01. Conduct of Business by NU. Except as otherwise expressly contemplated by this Agreement or as consented to in writing by CEI, during the period from the date of this Agreement to the Effective Time, NU shall, and shall cause the NU Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance  in all  material  respects  with  all  Applicable  Laws  and use all reasonable best efforts to preserve intact their respective current business organizations, preserve the goodwill and relationships with Governmental Entities, customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. Without limiting the generality of the foregoing, except as set forth in Section 4.01 of the NU Schedule (and making reference, as appropriate, to the particular subsection of this Section 4.01 to which exception is being taken), or as consented to in writing by CEI, during the period from the date of this Agreement to the Effective Time, NU shall not, and shall not permit any of the NU Subsidiaries to:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any equity interest of NU or any NU Subsidiary, other than (A) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned NU Subsidiary to its parent, (B) the dividend of $0.10 per share with respect to the NU Common Shares to be paid on December 30, 1999 and regular quarterly cash dividends with respect to the NU Common Shares of (I) $0.10 per share for each quarter commencing on or after January 1, 2000 and ending on or prior to December 31, 2000 and (II) $0.15 per share for each quarter commencing on or after January 1, 2001, and (C) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend in respect of the NU Common Shares with respect to the quarter in which the Effective Time occurs with a record date in such quarter and on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of (I) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and
      (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (II) (x) if the record date for such special dividend is on or prior December 31, 2000, $.10 per share or (y) if the record date for such special dividend is on or after January 1, 2001, $.15 per share, (ii) split, combine or reclassify any equity interest of NU or any NU Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any equity interest of NU or any NU Subsidiary, or (iii) purchase, redeem or otherwise acquire any equity interest of NU or any NU Subsidiary (other than (A) any preferred stock of any NU Subsidiary purchased, redeemed or otherwise acquired pursuant to the terms of the NU Settlement Agreements (as defined in Section 4.01(i)) or pursuant to the terms of any restructuring legislation or order of the SEC, DPUC, NHPUC or MDTE applicable to such NU Subsidiary, provided that such purchase, redemption or other acquisition is funded solely out of the proceeds of one or more asset sales (to the extent permitted by Section 4.01(e)) or NU Securitizations (as defined in Section 4.01(e)) by such NU Subsidiary and on terms reasonably acceptable to CEI, (B) any NU Common Shares repurchased solely for purpose of delivering such NU Common Shares to the holders of the common stock, par value $5.00 per share, of Yankee (the "Yankee Shareholders") pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement and (C) repurchases by any wholly owned NU Subsidiary of its common shares or other common equity, in each case, held by NU or any other wholly owned NU Subsidiary) or any rights, warrants or options to acquire any equity interest of NU or any NU Subsidiary;

            (b) issue, deliver, sell, pledge, dispose of or otherwise encumber or subject to any Lien any equity interest of NU or any NU Subsidiary, any NU Voting Debt or any rights, warrants or options to acquire, any equity interest of NU or any NU Subsidiary, other than (i) the issuance or delivery of NU Common Shares (A) upon the exercise of NU Stock Options outstanding as of the date of this Agreement in accordance with their present terms or, after consulting with CEI, granted after the date of this Agreement or (B) after consulting with CEI, under the NU Stock Plans, including pursuant to the terms of NU's Trustee Compensation Program, or deferred pursuant to the terms of NU's Deferred Compensation Plan for Trustees, in the case of each of the foregoing clauses (A) and (B), in the ordinary course of business consistent with past practice (so long as such additional amount of NU Common Shares subject to NU Stock Options or issued under the NU Stock Plans does not exceed 2 million NU Common Shares in the aggregate, unless CEI shall consent in writing to any greater number, such consent not to be unreasonably withheld), (ii) the issuance by any wholly owned NU Subsidiary of its capital stock to its direct or indirect parent and (iii) the issuance or delivery of NU Common Shares pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement;

            (c) (i) in the case of NU, except for the Trust Agreement Amendments, amend the Trust Agreement and, (ii) in the case of each NU
      Subsidiary, amend its certificate of incorporation, by-laws or other comparable governing documents in any way which, in the case of any such amendment by any NU Subsidiary, would or would reasonably be expected to prevent or materially impede or interfere with the Mergers;

            (d) other than (x), in connection with the acquisition of Yankee pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement (y) the acquisition by NGC of certain assets of CL&P and WMECO pursuant to the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement, in each case, in accordance with the terms thereof as in effect on the date of this Agreement or (z) the acquisition of one or more persons or businesses for aggregate consideration not in excess of $40 million in the aggregate, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, or (ii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of NU or the NU Subsidiaries other than actions solely to effect the transactions contemplated by the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement;

            (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including by way of securitizations), other than (i) in the ordinary course of business consistent with past practice, (ii) pursuant to the NRG Sale Agreement, the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement, in each case, as in effect on the date of this Agreement, (iii) the sale of one or more of the NU Nuclear Facilities in accordance with the terms of the divestiture plan to be filed with DPUC and (iv) any securitization on terms generally acceptable to the asset-backed securities market of tangible or intangible property rights relating to the rate revenues or assets of any NU Subsidiary required or permitted by any restructuring legislation or order of DPUC, NHPUC or MDTE applicable to such NU Subsidiary (including any such legislation or order relating to the NU Settlement Agreements) in connection with the recovery of any capital expenditure or other investment (including any contractual obligations) of such NU Subsidiary in any of its properties or assets (a "NU Securitization");

            (f) make capital expenditures through the Effective Time, in excess of an annual amount of $50 million over the annual amount budgeted by NU and the NU Subsidiaries for capital expenditures on the date of this Agreement (as reflected on the capital expenditure budgets previously provided by NU to CEI), other than as required by Applicable Law;

            (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of NU or any NU Subsidiary or warrants or other rights to acquire any debt securities of NU or any NU Subsidiary, guarantee any such securities, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) guarantees or "keep well" agreements in favor of wholly owned NU Subsidiaries in connection with the conduct of the business of such wholly owned NU Subsidiaries, (ii) short-term indebtedness in the ordinary course of business (such as the issuance of commercial paper or the use of revolving credit facilities), (iii) in connection with the refunding of existing indebtedness (A) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event), (B) upon early repayment or redemption by NU or the relevant NU Subsidiary in the ordinary course of business or (C) at a lower cost of funds, (iv) any NU Securitization, (v) indebtedness not to exceed $480 million in the aggregate at any time outstanding incurred, and the proceeds of which are used, solely to consummate the acquisition of Yankee in accordance with the terms of the Yankee Merger Agreement as in effect on the date of this Agreement and (vi) indebtedness not to exceed $480 million in the aggregate at any time outstanding incurred, and the proceeds of which are utilized, solely to fund the long-term financing of NGC;

            (h)(i) except as may be required (x) pursuant to the terms as of the date of this Agreement of existing NU Plans (including awards thereunder) or agreements or (y) pursuant to any employee benefit plan, or other contract, agreement, commitment, arrangement, plan, fund or policy of Yankee or its subsidiaries that becomes an obligation by operation of law of the Neptune Subsidiary into which Yankee merges in accordance with the terms of the Yankee Merger Agreement as in effect on the date of this Agreement, enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any NU Plan or any other employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by NU or any of the NU Subsidiaries (other than any adoption or amendment to, or change of, any NU Plan that, individually or in the aggregate, does not and will not result in any material increase in expense to NU and the NU Subsidiaries taken as a whole); (ii) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any trustee, director, officer or employee of NU or any of the NU Subsidiaries, except for normal promotion and compensation (including incentive compensation) increases and hiring and discretionary award grants in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to NU or any of the NU Subsidiaries; (iii) enter into or amend any employment, severance, retention, consulting or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any trustee, director, officer or employee, other than (A) with respect only to employees who are not trustees, directors or officers, in the ordinary course of business consistent with past practice, (B) any agreement with any newly-hired officer that provides for the employment of such officer to be at the will of NU or the applicable NU Subsidiary and does not provide for any severance or other compensation to be paid to such officer upon the termination of his or her employment and (C), with the consent of CEI (not to be unreasonably withheld), any employment or severance agreement with any officer hired to replace any departing officer to the extent that such employment or severance agreement is on substantially the same terms as that of the departing officer; (iv) fund, or otherwise contribute any cash or property to, any trust created for the purpose of discharging any claim for or paying any amount with respect to, or otherwise having the power to discharge any claim for or pay any amount with respect to, benefits under any NU Plan or any other employee benefit plan or other contract, agreement, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by NU or any of the NU Subsidiaries; or (v) enter into any collective bargaining agreement or other labor union agreement or amend in any material manner any such agreement to which NU or any of the NU Subsidiaries is a party;

            (i) except with respect to agreements or arrangements entered into between NU and wholly owned NU Subsidiaries or between wholly owned NU Subsidiaries, enter into any agreement or arrangement with any of its affiliates on terms materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party or on an arm's length basis, unless such agreement or arrangement is required to be carried out in accordance with PUHCA or an order from any Governmental Entity having jurisdiction over NU or the relevant NU Subsidiary, in which case such agreement or arrangement shall be on terms which are in accordance with PUHCA or such order, as the case may be;

            (j) (i) change (A) its methods of accounting (other than immaterial changes), except as required by Applicable Law or GAAP or (B) its fiscal year or (ii) make any material Tax election or settle or compromise any material Tax liability or refund claim;

            (k) except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable best efforts to renew any contract or agreement to which NU or any NU Subsidiary is a party, that is material to NU and the NU Subsidiaries taken as a whole (including the Settlement Agreement dated as of August 2, 1999 among NU and the additional parties named therein (the "NH Settlement Agreement") and any material order from any Applicable PUC approving any settlement agreement (collectively with the NH Settlement Agreement, the "NU Settlement Agreements"), the Yankee Merger Agreement, the NRG Sale Agreement, the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement), or waive, release or assign any material rights or claims therein; provided, however, that (A) NU may amend or modify the NH Settlement Agreement but only if it consults with CEI prior to consenting to any such amendment or modification and (B) any NU Subsidiary that is a "public-utility company" within the meaning of Section 2(a)(5) of PUHCA may modify, amend or terminate on terms reasonably acceptable to CEI any contract or agreement providing for the purchase of electric power by such NU Subsidiary from any generator of electric power that is not a "public-utility company" within the meaning of Section 2(a)(5) of PUHCA (a "Non-Utility Generator") and in connection with any such modification, amendment or termination such NU Subsidiary may make any payments to such Non-Utility Generator if such payments are (i) required or permitted by the terms of any restructuring legislation or order of DPUC, NHPUC or MDTE or NU Settlement Agreement applicable to such NU Subsidiary, (ii) on terms and in amounts reasonably acceptable to CEI and (iii) funded solely out of the proceeds of one or more asset sales (to the extent permitted by Section 4.01(e)) or NU Securitizations by such NU Subsidiary;

            (l) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to NU and the NU Subsidiaries taken as whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Previously Filed NU SEC Documents, or incurred in the ordinary course of business consistent with past practice; or

            (m) subject to Applicable Law, (i) make, propose or agree to any material changes in its or its utility subsidiaries' rates or the services it or any of its utility subsidiaries provides or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect as of the date of this Agreement, without prior to proposing, agreeing to or making any such material changes with respect thereto, discussing such changes with CEI and obtaining CEI's written approval, which approval shall not be unreasonably withheld or (ii) subject to the preceding clause (i), make any filing (or amendment thereto), or effect any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with any Governmental Entity with respect to any matter set forth in clause (i) without consulting with CEI prior thereto; or

            (n) authorize, or commit or agree to take, any of the foregoing actions.

     SECTION 4.02. No Solicitation. (a) NU shall not, nor shall it permit any of the NU Subsidiaries to, nor shall it authorize, permit or direct any of its trustees, directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NU or any of the NU Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or which may be reasonably expected to lead to any NU Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any NU Takeover Proposal; provided, however, that, at any time prior to the receipt of the NU Shareholder Approval (the "NU Applicable Period"), NU may, (A) in response to a NU Takeover Proposal (1) that was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a) and (2) with respect to which the Board of Trustees of NU determines in its good faith judgment after consultation with its outside counsel and financial advisors, (x) that there is a reasonable possibility that such NU Takeover Proposal may constitute a NU Superior Proposal (as defined in Section 4.02(b)) and (y) that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to the NU Shareholders, and subject to providing prior written notice of its decision to take such action to CEI (the "NU Negotiation Notice") and compliance with Section 4.02(c), for a period of twenty business days following delivery of the NU Negotiation Notice (the "NU Negotiation Period"), request that the person making such NU Takeover Proposal provide information with regard to itself and such NU Takeover Proposal for purposes of permitting the Board of Trustees of NU to determine whether such NU Takeover Proposal constitutes a NU Superior Proposal and (B) to the extent that, at any time prior to expiration of the NU Negotiation Period, the Board of Trustees of NU shall determine that such NU Takeover Proposal constitutes a NU Superior Proposal and subject to providing prior written notice of its decision to take such action to CEI and compliance with Section 4.02(c), during the NU Negotiation Period (x) furnish information with respect to NU and the NU Subsidiaries to any person making a NU Superior Proposal pursuant to a customary confidentiality agreement containing terms no less favorable to NU than those set forth in the Confidentiality Agreement (the "Confidentiality Agreement") dated July 29, 1999 between CEI and NU (provided that such confidentiality agreement shall not in any way restrict NU from complying with its disclosure obligations under this Agreement, including with respect to such NU Superior Proposal) and (y) participate in discussions or negotiations regarding such NU Superior Proposal. NU shall be permitted to deliver only one NU Negotiation Notice with respect to each person making a NU Superior Proposal, which notice shall not be revised or supplemented. NU shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by it or its representatives. For purposes of this Agreement, "NU Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a "NU Material Business") that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of NU and the NU Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of NU or any NU Subsidiary owning, controlling or operating a NU Material Business, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of NU or any such NU Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NU or any such NU Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that no transaction permitted pursuant to Section 4.01(e) shall be deemed a NU Takeover Proposal for any purpose.

            (b) Except as expressly permitted by this Section 4.02, (i) neither the Board of Trustees of NU nor any committee thereof shall (A) withdraw or modify in a manner adverse to CEI, or propose publicly to withdraw or modify in a manner adverse to CEI, the approval or recommendation by such Board of Trustees or such committee of this Agreement or the NU Merger, (B) approve or recommend, or propose publicly to approve or recommend, any NU Takeover Proposal, or (C) cause or permit NU to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "NU Acquisition Agreement") related to any NU Takeover Proposal and (ii) NU shall not enter into any NU Acquisition Agreement with respect to any NU Takeover Proposal; provided, however, that in order to comply with its fiduciary duties to the NU Shareholders the Board of Trustees of NU may terminate this Agreement in accordance with the following sentence and, following such termination and payment of the Termination Fee (as defined in Section 5.09(b)), withdraw or modify its approval or recommendation of this Agreement and the NU Merger. In the event that during the NU Applicable Period the Board of Trustees of NU determines in good faith (x) that a NU Takeover Proposal constitutes a NU Superior Proposal and (y) after consultation with its outside legal counsel, that the failure to terminate this Agreement and accept such NU Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to the NU Shareholders, the Board of Trustees of NU may terminate this Agreement, but only at a time that is during the NU Applicable Period and is after the fifth business day following CEI's receipt of written notice advising CEI that the Board of Trustees of NU is prepared to accept a NU Superior Proposal, specifying the material terms and conditions of such NU Superior Proposal and identifying the person making such NU Superior Proposal; provided that, concurrently with such termination, the Board of Trustees of NU shall cause NU to enter into a NU Acquisition Agreement with respect to such NU Superior Proposal and shall cause NU to pay to CEI the Termination Fee and the fees and expenses incurred by CEI in connection with the transactions contemplated by this Agreement pursuant to Section 5.09(b) and 5.09(c), respectively. For purposes of this Agreement, a "NU Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the NU Common Shares then outstanding or all or substantially all the assets of NU which the Board of Trustees of NU determines in its good faith judgment (based, in the case of any determination made by the NU Board of Trustees for purposes of this Section 4.02(b), on the written opinion, with only customary qualifications, of an independent financial advisor of nationally recognized reputation that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the NU Merger) to be (x) reasonably capable of being completed, taking into account all legal, financial (including the ability to obtain financing), regulatory and other aspects of the proposal and the third party making such proposal, and (y) more favorable to the NU Shareholders from a financial point of view than the NU Merger and the other transactions contemplated by this Agreement (taking into account any changes to the terms of this Agreement proposed by CEI in response to such proposal or otherwise).

            (c) In addition to the obligations of NU set forth in paragraphs (a) and (b) of this Section 4.02, NU shall immediately advise CEI orally and in writing of any request for information or of any NU Takeover Proposal, the material terms and conditions of such request or NU Takeover Proposal and the identity of the person making such request or NU Takeover Proposal. NU shall keep CEI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or NU Takeover Proposal.

            (d) Nothing contained in this Section 4.02 shall prohibit NU from taking and disclosing to the NU Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the NU Shareholders if, in the good faith judgment of the Board of Trustees of NU, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under Applicable Law.

                                    ARTICLE V

                         Additional Agreements V

     SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Shareholders Meetings. (a) As soon as practicable following the date of this Agreement, CEI and NU shall prepare and file with the SEC the Joint Proxy Statement and CEI, NU and the Company shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of CEI, NU and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. NU will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the NU Shareholders, and CEI will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the CEI Shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto shall also take any action (other than qualifying to do business in any jurisdiction in which such party is not already so qualified) required to be taken under any applicable state or provincial securities laws in connection with the issuance of Company Common Stock in the Mergers and each party shall furnish all information concerning itself and its shareholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made without the approval of all parties hereto. Each party will advise the other parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to NU or CEI, or any of their respective affiliates, trustees, directors or officers, is discovered that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the NU Shareholders and the CEI Shareholders.

            (b) NU shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the NU Shareholders (the "NU Shareholders Meeting"), for the purpose of obtaining the NU Shareholder Approval and shall, through its Board of Trustees, subject to the right of the Board of Trustees to terminate this Agreement in accordance with
Section 4.02(b) in order to comply with its fiduciary duties to the NU Shareholders, recommend to the NU Shareholders the approval and adoption of the Trust Agreement Amendments, this Agreement, the NU Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.02(b), NU agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or direct or indirect communication to NU of any NU Takeover Proposal.

            (c) CEI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the CEI Shareholders (the "CEI Shareholders Meeting"), for the purpose of obtaining the CEI Shareholder Approval and shall, through its Board of Directors, recommend to the CEI Shareholders the approval and adoption of this Agreement, the CEI Merger and the other transactions contemplated hereby.

            (d) CEI and NU will use reasonable best efforts to hold the CEI Shareholders Meeting and the NU Shareholders Meeting on the same date and as soon as practicable after the date of this Agreement.

            SECTION 5.02. Letters of NU's Accountants. NU shall use its reasonable best efforts to cause to be delivered to CEI two letters from NU's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to CEI, in form and substance reasonably satisfactory to CEI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.03. Letters of CEI's Accountants. CEI shall use its reasonable best efforts to cause to be delivered to NU two letters from CEI's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to NU, in form and substance reasonably satisfactory to NU and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.04.  Access to Information;  Confidentiality;  Advice of Changes.
(a) NU shall, and shall cause each NU Subsidiary to, afford to CEI and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time (to the extent that NU or any NU Subsidiary is not prohibited under Applicable Law or any confidentiality agreement entered into prior to the date of this Agreement from providing access and to the extent that such access would not constitute a waiver of the attorney client privilege (unless such privilege has previously been waived)) to all its properties, books, contracts, commitments, personnel and records and, during such period, each of CEI and NU shall, and shall cause its subsidiaries to, (i) confer on a reasonably regular and frequent basis with one or more representatives of the other party to discuss material operational and regulatory matters and the general status of its ongoing operations, including the investigation of environmental, health and safety issues and, in the case of NU, with respect to the NH Settlement Agreement and the sale of the NU Nuclear Facilities, (ii) reasonably promptly notify the other party of its results of operations and
(iii) furnish reasonably promptly to the other party upon request any information concerning its business, properties and personnel, in each case as the other party may reasonably request. NU shall consult with CEI prior to proposing or making any material amendment or modification to the NH Settlement Agreement and with respect to all material matters relating to the sale of the NU Nuclear Facilities, including consulting with CEI prior to filing any divestiture or restructuring plan relating to such sale with any Applicable PUC or Federal Governmental Entity. Each of NU and CEI shall, and shall cause its subsidiaries to, furnish to the other reasonably promptly upon request a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of FERC, the SEC, Department of Justice, the Federal Trade Commission, the NRC, any Applicable PUC, or any other Federal, state or local regulatory agency or commission relating to the Mergers or the other transactions contemplated hereby. Subject to obtaining customary indemnities, each of NU and CEI shall promptly furnish to the other such information as may be reasonably requested, including audited financial statements and other financial information, and take such other action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities or financings (subject to Section 4.01 in the case of NU or any NU Subsidiary), including in respect of the Mergers. Each party shall, and shall cause its subsidiaries and representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

            (b) NU and CEI shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event, individually or in the aggregate, having, or which would have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.05. Regulatory Matters; Reasonable Best Efforts. (a) Regulatory Approvals. Each party hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and shall use reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Entities necessary or advisable to consummate and make effective the Mergers and the other transactions contemplated by this Agreement, including the CEI Statutory Approvals and the NU Statutory Approvals. To the extent that each of CEI (or any CEI Subsidiary) and NU (or any NU Subsidiary) is required to make one or more filings with any Governmental Entity in connection with the obtaining of any such permit, consent, approval or authorization, including the CEI Statutory Approvals and the NU Statutory Approvals, each of CEI and NU agree to offer the other, to the extent permitted by Applicable Law, a reasonable opportunity to review and comment upon each such filing prior to making any such filing and to coordinate the submission of such filings to the relevant Governmental Entity. In addition, CEI shall have the right to review and approve in advance all characterizations of the information relating to CEI, on the one hand, and NU shall have the right to review and approve in advance all characterizations of the information relating to NU, on the other hand, in either case, which appear in any filing made in connection with the Mergers or the other transactions contemplated by this Agreement. CEI and NU agree that they will consult with each other with respect to (x) the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Entities and (y) the applicability of the Connecticut Transfer Act and the Industrial Site Recovery Act to the transactions contemplated by this Agreement.

            (b) Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

            (c) State Anti-Takeover Statutes. In connection with and without limiting the generality of Section 5.05(b), NU and CEI shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation, the effect of which would be to impede the Mergers, is or becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation, the effect of which would be to impede the Mergers, is or becomes applicable to the Mergers, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

            (d) Sale and Operation of NU Nuclear Facilities. NU shall, and shall cause the relevant NU Subsidiaries, to use reasonable best efforts to sell and transfer, as promptly as practicable after the date of this Agreement, their interests in each of the Millstone Stations 1, 2 and 3 and the Vermont Yankee nuclear facilities (excluding, in each case, any interest therein now owned by PSNH) and all associated liabilities and all operating responsibilities to one or more third parties who are not Affiliates of NU. During the period from the date of this Agreement to the sale and transfer of the NU Nuclear Facilities in accordance with this Section 5.05(d), NU shall cause the NU Subsidiaries to, and the NU Subsidiaries shall, operate the NU Nuclear Facilities in material compliance with Applicable Law and good industry practice.

            SECTION 5.06. Stock Options. (a) Prior to the Effective Time, the Board of Directors of CEI (or, if appropriate, any committee administering the CEI Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding CEI Stock Options under the CEI Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each CEI Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option (a "Company Stock Option") to acquire, on the same terms and conditions as were applicable under such CEI Stock Option, including vesting, the same number of shares of Company Common Stock at the same price per share of Company Common Stock;

            (ii) ensure that the conversion pursuant to Section 2.01(a) of the CEI Common Stock held by any director or officer of CEI and the conversion pursuant to this Section 5.06(a) into Company Stock Options of CEI Stock Options held by any director or officer of CEI will be eligible for exemption under Rule 16b-3(e); and

            (iii) make such other changes to the CEI Stock Plans as may be appropriate to give effect to the CEI Merger.

            (b) Prior to the Effective Time, the Board of Trustees of NU (or, if appropriate, any committee administering the NU Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding NU Stock Options under the NU Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each NU Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into a Company Stock Option to acquire, on the same terms and conditions as were applicable under such NU Stock Option, including vesting, the same number of shares of Company Common Stock (rounded down to the nearest whole share) as the holder of such NU Stock Option would have been entitled to receive pursuant to the NU Merger had such holder exercised such NU Stock Option in full immediately prior to the Effective Time, at a price per share of Company Common Stock (rounded up to the nearest cent) equal to (A) the aggregate exercise price for the shares of NU Common Shares otherwise purchasable pursuant to such NU Stock Option divided by (B) the aggregate number of shares of Company Common Stock deemed purchasable pursuant to such NU Stock Option;

            (ii) ensure that the conversion pursuant to Section 2.01(b) of the NU Common Shares held by any director or officer of NU and the conversion pursuant to this Section 5.06(b) into Company Stock Options of NU Stock Options held by any director or officer of NU will be eligible for exemption under Rule 16b-3(e); and

            (iii) make such other changes to the NU Stock Plans as CEI and NU may agree are appropriate to give effect to the NU Merger.

            (c) Prior to the Effective Time, the Board of Directors of the Company shall, (i) with respect to each Company stock plan that will provide Company Stock Options (each, a "Company Stock Plan"), amend such Company Stock Plans as may be necessary to give effect to the CEI Merger and NU Merger and the conversion of CEI Stock Options and NU Stock Options provided herein, (ii) take such action as may be necessary to reserve for issuance under the Company Stock Plans a sufficient number of shares of Company Common Stock for delivery upon exercise of Company Stock Options resulting from the conversion of CEI Stock Options and NU Stock Options, and (iii) adopt such resolutions or take such other actions as may be required to ensure that each of the conversion pursuant to Section 2.01(a) of the CEI Common Stock held by any director or officer of CEI, the conversion pursuant to this Section 5.06 into Company Stock Options of CEI Stock Options held by any director or officer of CEI, the conversion pursuant to Section 2.01(b) of the NU Common Shares held by any director or officer of NU and the conversion pursuant to this Section 5.06 into Company Stock Options of NU Stock Options held by any director or officer of NU will be eligible for exemption under Rule 16b-3(e).

            (d) As soon as practicable after the Effective Time, the Company shall deliver to the holders of CEI Stock Options and NU Stock Options (collectively, the "Stock Options") appropriate notices setting forth such holders' rights pursuant to the respective CEI Stock Plans or NU Stock Plans, as the case may be (collectively, the "Stock Plans"), and the agreements evidencing the grants of such Stock Options, and that such Stock Options and agreements shall be assumed by the Company and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Mergers).

            (e) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Stock Plans, or any other plan, program or arrangement of CEI, NU or any of their respective subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Stock Options after giving effect to the Mergers and the assumption by the Company as set forth above.

            SECTION 5.07. Employee Agreements; Workforce Matters and Employee Benefit Plans. (a) Certain Employee
Agreements. Following the Effective Time, the Company will (subject to this Section 5.07) cause its subsidiaries to honor all obligations of the employer under any contracts, agreements, collective bargaining agreements and commitments of CEI and NU and their respective subsidiaries entered into prior to the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement), which apply to any current or former employee, or current or former trustee, director or officer of any of the parties hereto or any of their subsidiaries; provided, however, that this undertaking is not intended to prevent the Company (or any subsidiary of the Company after the Effective Time succeeding to such obligations by operation of law) from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

            (b) Workforce Matters. Subject to obligations under Applicable Law and applicable collective bargaining agreements, for a period of three years following the Effective Time, (i) any reductions in the employee workforce of the then ongoing operations of the Company and its subsidiaries shall be made on a fair and equitable basis (as determined by the Company and its subsidiaries), in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment prior to the Effective Time was with CEI and the CEI Subsidiaries or NU and the NU Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis (as determined by the Company and its subsidiaries) in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of the Company and its subsidiaries for which they are eligible, and shall be entitled to fair and equitable consideration (as determined by the Company and its subsidiaries) in connection with any job opportunities with the Company and its subsidiaries, in each case without regard to whether employment prior to the Effective Time was with CEI and the CEI Subsidiaries or NU and the NU Subsidiaries.

            (c) Service Credit. Subject to its obligations under Applicable Law and applicable collective bargaining agreements, the Company and its subsidiaries shall give credit under each of their respective employee benefit plans, programs and arrangements to employees for all service prior to the Effective Time with CEI or NU or their respective subsidiaries, as applicable, or any predecessor employer (to the extent that such credit was given by NU or CEI or any of their respective subsidiaries, as applicable) for all purposes for which such service was taken into account or recognized by CEI or NU or their respective subsidiaries, as the case may be, but not to the extent crediting such service would result in duplication of benefits (including for benefit accrual purposes under defined benefit pension plans).

            (d) Continuation of Benefits. Subject to Applicable Law and obligations under applicable collective bargaining agreements, the Company shall maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to all employees of CEI and NU and their respective subsidiaries who were employees immediately prior to the Effective Time that are not less favorable than those provided pursuant to such employee compensation, welfare and benefits plans, programs, policies and fringe benefits of CEI and NU and their respective subsidiaries, as in effect on the date of this Agreement.

            (e) Preexisting Conditions, Exclusions and Waiting Periods; Deductibles. Subject to Applicable Law and applicable collective bargaining agreements, the Company and its subsidiaries shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of CEI or NU under any welfare plans, funds or programs (within the meaning of Section 3(1) of ERISA) currently maintained by the Company, or established to replace any CEI or NU welfare plans, funds or programs, in which such CEI or NU employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date and (ii) provide each CEI and NU employee with credit for any co-payments and deductibles paid by such employee prior to the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any of the welfare plans, funds or programs that such employees are eligible to participate in after the Closing Date.

     SECTION 5.08. Indemnification, Exculpation and Insurance. (a) Each of the Company and Merger LLC agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time which rights are now existing in favor of the current or former trustees, directors or officers of CEI and the CEI Subsidiaries or NU and the NU Subsidiaries, as the case may be, as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Mergers and shall continue in full force and effect in accordance with their terms (provided that in any event all such rights shall continue for a period of at least six years after the Effective Time). In addition, from and after the Effective Time, trustees, directors and officers of CEI or NU or their respective subsidiaries who become directors or officers of the Company will be entitled to the indemnity rights and protections afforded to directors and officers of the Company.

            (b) For six years after the Effective Time, the Company shall maintain in effect the trustees', directors' and officers' liability (and fiduciary) insurance policies currently maintained by NU and CEI covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by CEI's and NU's respective trustees', directors' and officers' liability insurance policies on terms with respect to such coverage and amount no less favorable than those of the relevant policy in effect on the date of this Agreement. If such insurance coverage cannot be obtained at all, the Company shall maintain the most advantageous policies of trustees', directors' and officers' insurance obtainable.

            (c) In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.08.

            (d) The provisions of Section 5.08(a) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (e) The indemnified parties as a group may retain only one law firm with respect to each related matter except to the extent such law firm would have, under applicable standards of professional conduct then prevailing under the laws of the applicable State, a conflict of interest in representing any particular indemnified party.

     SECTION 5.09. Fees and ExpensesS. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of CEI and NU shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees), (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees) and (3) the filings required under PUHCA. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such Taxes) (the "Transfer Taxes") attributable to the transactions contemplated by this Agreement shall be paid by the Company. CEI and NU shall cooperate with the Company and with each other in the filing of such returns, including supplying in a timely manner a complete list of all real property interests held by CEI or NU and any information with respect to such property that is reasonably necessary to complete any such returns.

            (b) In the event that (i) a NU Takeover Proposal shall have been made known to NU or any of the NU Subsidiaries or has been made directly to the NU Shareholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such NU Takeover Proposal shall have been rejected or shall have been withdrawn or terminated prior to the NU Shareholders Meeting or any termination of this Agreement) to make a NU Takeover Proposal and thereafter this Agreement is terminated by either CEI or NU pursuant to Section 7.01(b)(i) or by CEI pursuant to Section 7.01(d), (ii) prior to or during the NU Shareholders Meeting (or any subsequent meeting of the NU Shareholders at which it is proposed that the NU Merger be approved), a NU Takeover Proposal shall have been made directly to the NU Shareholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such NU Takeover Proposal shall have been rejected or shall have been withdrawn or terminated prior to the NU Shareholders Meeting or any termination of this Agreement) to make a NU Takeover Proposal and thereafter this Agreement is terminated by either CEI or NU pursuant to Section 7.01(b)(ii) or (iii) this Agreement is terminated by NU pursuant to Section 7.01(f), then NU shall immediately pay CEI a fee equal to $110 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to CEI pursuant to clauses (i) or (ii) of this paragraph (b) unless and until within 24 months of such termination NU or any NU Subsidiary (x) enters into any NU Acquisition Agreement or (y) consummates any NU Takeover Proposal (for the purposes of the foregoing proviso the terms "NU Acquisition Agreement" and "NU Takeover Proposal" shall have the meanings assigned to such terms in Section
4.02 except that the references to "15%" in the definition of "NU Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events set forth in the preceding clauses (x) and (y).

            (c) If this Agreement is terminated by CEI or NU pursuant to Section 7.01(b)(ii), by NU pursuant to Section 7.01(f), by CEI pursuant to Section 7.01(c) or by CEI pursuant to Section 7.01(d) or if NU is otherwise obligated to pay the Termination Fee, NU shall immediately pay to CEI, by wire transfer of same day funds, an expense reimbursement fee of $20 million for fees and expenses incurred, or paid by or on behalf of, CEI in connection with the Mergers or the transactions contemplated by this Agreement. The payment of such expense reimbursement fee shall not affect the extent to which, or the amount of, the Termination Fee which NU may separately be required to pay to CEI pursuant to Section 5.09(b).

            (d) If this Agreement is terminated by NU pursuant to Section 7.01(b)(iii) or by NU pursuant to Section 7.01(e), CEI shall immediately pay to NU, by wire transfer of same day funds, an expense reimbursement fee of $20 million for fees and expenses incurred, or paid by or on behalf of, NU in connection with the Mergers or the transactions contemplated by this Agreement.

            (e) NU acknowledges that the agreements contained in Sections 5.09(b) and 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CEI would not enter into this Agreement; accordingly, if NU fails promptly to pay the amount due pursuant to Section 5.09(b) and 5.09(c), and, in order to obtain such payment, CEI commences a suit that results in a judgment against NU for any of the amounts set forth in Section 5.09(b) or 5.09(c), as the case may be, NU shall pay to CEI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amounts at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

     SECTION 5.10. Public Announcements. CEI and NU will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party may determine is required by law. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.11. Affiliates. As soon as practicable after the date of this Agreement, NU shall deliver to CEI, and CEI shall deliver to NU, a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the respective shareholders of CEI and NU, "affiliates" of CEI or NU, as the case may be, for purposes of Rule 145 under the Securities Act. CEI and NU shall use their respective reasonable best efforts to cause each such person to deliver to the Company as of the Closing Date, a written agreement substantially in the form attached hereto as Exhibit D-1 in the case of NU and Exhibit D-2 in the case of CEI.

     SECTION 5.12. NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of the Company Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

     SECTION 5.13.  Shareholder  Litigation.   NU shall
afford CEI the opportunity to participate in the defense of any shareholder litigation against NU or any of its trustees or officers relating to the transactions contemplated by this Agreement.

     SECTION 5.14. Taxes. (a) Each of CEI and NU will, and will cause each of their respective subsidiaries to, (i) timely file with the relevant taxing authority all material Tax returns and reports required to be filed by it, on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax returns involving similar Tax items have been filed, and in a manner that does not unreasonably accelerate deductions or defer income, (ii) timely pay all Taxes due and payable, or establish proper reserves therefor in its books and records in accordance with GAAP, (iii) make adequate provision on its books and records, to the extent required in accordance with GAAP, for all Taxes due and payable after the Effective Time, and (iv) promptly notify the other of any action, suit, proceeding, claim or audit pending against or with respect to it or any of its subsidiaries in respect of any material Taxes.

            (b) Each of CEI and NU shall not, and shall not permit any of their respective subsidiaries to, take any action, or fail to take any action, that would, or could reasonably be expected to, prevent (i) the Mergers from constituting a transaction described in Section 351 of the Code, (ii) the CEI Merger from constituting a transaction described in Section 368(a) of the Code or (iii) CEI or NU from obtaining the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

     SECTION 5.15. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, NU shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, provided that NU may terminate, amend, modify or waive any provision of, any confidentiality agreement relating solely to the sale of the NU Subsidiaries' generation assets, including any NU Nuclear Facilities, other than any standstill provisions contained in any such confidentiality agreement. During such period, NU shall enforce, to the fullest extent permitted under Applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

            SECTION 5.16. Rights Agreement. NU shall take all action requested in writing by CEI in order to render the NU Rights under the NU Rights Agreement inapplicable to the Mergers and the other transactions contemplated by the Agreement. Except as approved in writing by CEI, NU shall not (i) amend the NU Rights Agreement, (ii) redeem the NU Rights or (iii) take any action with respect to, or make any determination under, the NU Rights Agreement. If any "Distribution Date", "Shares Acquisition Date" or "Section 11(a)(ii) Event" (as each such term is defined in the NU Rights Agreement) occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, CEI and NU shall make such adjustments as CEI and NU shall mutually agree so as to preserve the economic benefits that CEI and NU each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Mergers and the other transactions contemplated by the Agreement.

                                   ARTICLE VI

                         Conditions Precedent VI

            SECTION 6.01. Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Shareholder Approvals. Each of the NU Shareholder Approval and the CEI Approval shall have been obtained.

            (b) No Injunctions or Restraints. No (i) temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of either of the Mergers or (ii) applicable Federal or state law or regulation prohibiting either of the Mergers or any of the other transactions contemplated by this Agreement (collectively, "Restraints") shall be in effect.

            (c) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (d) NYSE Listing. The shares of Company Common Stock issuable to the NU Shareholders and the CEI Shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

            SECTION  6.02.   Conditions  to  Obligations  of  CEI.
The obligation of CEI to effect the CEI Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of NU set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on NU.

            (b) Performance of Obligations of NU. NU shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) Tax Opinions. CEI shall have received from Cravath, Swaine & Moore, counsel to CEI, on the Closing Date, its opinion dated as of such date or no more than two days prior thereto, to the effect that the CEI Merger will be treated for Federal income tax purposes as a transaction described in Section 368(a) of the Code. In rendering such opinion, counsel for CEI shall be entitled to rely upon customary representations of the parties hereto, substantially in the form of Exhibits E, F and G hereto.

            (d) No Material Adverse Change. From and after the date of this Agreement, no Material Adverse Change with respect to NU (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of the date of this Agreement) shall have occurred.

            (e) Statutory Approvals. The CEI Statutory Approvals and the NU Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and neither such Final Orders nor any order, law or regulation of any Governmental Entity shall impose terms or conditions that would have, individually or in the aggregate, (A) a Material Adverse Effect on NU, (B) a Material Adverse Effect on CEI or (C) a Material Adverse Effect on the Company and its prospective subsidiaries taken as a whole. A "Final Order" means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby (or therein) may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

            (f) Closing Certificates. CEI shall have received a certificate signed by an executive officer of NU, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
Section 6.02(a), Section 6.02(b), Section 6.02(d) and Section 6.02(g) have been satisfied.

            (g) No Trigger of NU Rights. No event shall have occurred that has triggered, or would result in the triggering of, any right or entitlement of NU Shareholders under the NU Rights Agreement, including a "Distribution Date", a "Shares Acquisition Date" or a "Section 11(a)(ii) Event" (as such terms are defined in the NU Rights Agreement) or a "flip-in" or "flip-over" event as commonly described in such rights plans, and the NU Rights shall not have become nonredeemable by the NU Board of Trustees.

     SECTION 6.03. Conditions to Obligations of NU. Conditions to Obligations of NU. The obligation of NU to effect the NU Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of CEI set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

            (b) Performance of Obligations of CEI. CEI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) Tax Opinions. NU shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to NU, on the Closing Date, its opinion dated as of such date or no more than two days prior thereto, to the effect that the Mergers will be treated for Federal income tax purposes as a transaction described in
Section 351 of the Code. In rendering such opinion, counsel for NU shall be entitled to rely upon customary representations of the parties hereto, substantially in the form of Exhibits E, F and G hereto.

            (d) No Material Adverse Change. From and after the date of this Agreement, no Material Adverse Change with respect to CEI (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of the date of this Agreement) shall have occurred.

            (e) Statutory Approvals. The CEI Statutory Approvals and the NU Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders and neither such Final Orders nor any order, law or regulation of any Governmental Entity shall impose terms or conditions that would have, individually or in the aggregate, (A) a Material Adverse Effect on CEI or (B) a Material Adverse Effect on the Company and its prospective subsidiaries taken as a whole.

            (f) Closing Certificates. NU shall have received a certificate signed by an executive officer of CEI, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
Section 6.03(a), Section 6.03(b) and Section 6.03(d) have been satisfied.


                                   ARTICLE VII

                  Termination, Amendment and Waiver VII


            SECTION 7.01.  Termination.  This Agreement may be
terminated at any time prior to the Effective Time, whether before or (other than pursuant to clause (f) below) after the NU Shareholder Approval or the CEI Shareholder Approval:

            (a) by mutual written consent of CEI and NU;

            (b) by either CEI or NU:

            (i) if the Mergers shall not have been consummated by April 13, 2001 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; and provided, further, that if on the Initial
      Termination Date the conditions to the respective obligations of CEI and NU to effect the CEI Merger and the NU Merger set forth in Sections 6.01(b) and 6.02(e) and Sections 6.01(b) and 6.03(e), respectively, shall not have been fulfilled but all other conditions to the respective obligations of CEI and NU to effect the CEI Merger and the NU Merger shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to October 13, 2001;

            (ii) if the NU Shareholder Approval shall not have been obtained at a NU Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

            (iii) if the CEI Shareholder Approval shall not have been obtained at a CEI Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

            (iv) if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

            (c) by CEI, if NU shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 4.02), which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by NU or is not cured by NU within a reasonable period of time following receipt of written notice from CEI of such breach or failure to perform;

            (d) by CEI, if NU or any of its trustees or officers breaches or fails to perform in any material respect any of its covenants or agreements contained in Section 4.02;

            (e) by NU, if CEI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or
(b), and (B) is incapable of being cured by CEI or is not cured by CEI within a reasonable period of time following receipt of written notice from NU of such breach or failure to perform; or

            (f) by NU in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, NU shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either NU or CEI as provided in Section 7.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of CEI or NU, other than the provisions of Section 3.01(q), Section 3.02(o), the penultimate sentence of Section 5.04(a), Section 5.09, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its willful and material breach of this Agreement (including any such case in which a Termination Fee or any expense reimbursement fee is payable pursuant to Section 5.09), to the extent any such liability or damage suffered by the party entitled to such payment exceeds the amount of such payment (including, in the case of CEI, the amount of the Termination Fee (to the extent payable) and any expense reimbursement fee payable to CEI pursuant to Section 5.09).

     SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the NU Shareholder Approval or the CEI Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the NU Shareholders or the CEI Shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require, in the case of NU, action by its Board of Trustees or the duly authorized committee or designee of its Board of Trustees to the extent permitted by law and the Trust Agreement and, in the case of CEI, action by its Board of Directors or the duly authorized committee or designee of its Board of Directors to the extent permitted by law and its certificate of incorporation.


                                  ARTICLE VIII

                         General Provisions VIII

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to CEI, to

                  Consolidated Edison, Inc.
                  4 Irving Place
                  New York, New York 10003

                  Telecopy No.:  (212) 677-0601

                        Attention: John D. McMahon, Esq.

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019

                  Telecopy No.:  (212) 474-3700

                  Attention:  George W. Bilicic, Jr.; and
                                Nicholas D. S. Brumm

            (b) if to NU, to

                       Northeast Utilities Service Company
                  107 Selden Street
                  Berlin, Connecticut 06037

                  Telecopy No.:  (860) 665-4886

                        Attention: Cheryl W. Grise, Esq.

                  with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York 10019

                  Telecopy No.:  (212) 424-8500

                         Attention: Steven H. Davis; and
                                Benjamin G. Clark

            SECTION 8.03.  Definitions.  For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with any person, any change, effect, event, occurrence or state of facts (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of such person and its subsidiaries taken as a whole or (ii) that prevents, or would reasonably be expected to prevent, such person from performing any of its material obligations under this Agreement or consummation of the transactions contemplated hereby;

            (c) "person" means an individual, corporation,  partnership, limited
liability  company,   joint  venture,   association,   trust,   business  trust,
unincorporated organization or other entity;

            (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

            (e) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            SECTION 8.05.  Counterparts.  This Agreement may be
executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third--Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (except for paragraph 9 thereof) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (including paragraph 9 of the Confidentiality Agreement) and (ii) except for the provisions of Article II and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies. NU hereby waives the restrictions applicable to CEI pursuant to paragraph 9 of the Confidentiality Agreement relating to the parties' standstill obligations for a time period to expire on the earliest of (i) the Effective Time, (ii) if this Agreement is terminated by CEI and the Termination Fee is required to be paid, payment of the Termination Fee and (iii) if this Agreement is terminated by NU pursuant to Section 7.01(b)(iii) or 7.01(e), upon such termination.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the laws of the State of Delaware govern the CEI Merger or the laws of the Commonwealth of Massachusetts govern the NU Merger regardless, in each case, of the laws that might otherwise govern under applicable principles of conflict of laws.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal court located in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal court located in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction.

     SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 8.11. Trustee and Shareholder Liability. No trustee or NU Shareholder shall be held to any liability whatsoever for any obligation under this Agreement, and this Agreement shall not be enforceable against any such trustee or NU Shareholder in their or his or her individual capacities or capacity. This Agreement shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Agreement and relating to NU, the NU Shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.


            IN WITNESS WHEREOF, CEI, NU, the Company, and Merger LLC have caused this Agreement to be signed by their respective officers (or, in the case of Merger LLC, manager) thereunto duly authorized, all as of the date first written above.


                                    CONSOLIDATED EDISON, INC.,

                                        by /s/ Eugene R. McGrath
                                            Name: Eugene R. McGrath
                                            Title: Chairman, President
                                                   and Chief Executive
                                                       Officer

                                    NORTHEAST UTILITIES,

                                        by   /s/ Michael G. Morris
                                            Name: Michael G. Morris
                                            Title: Chairman, President
                                                   and Chief Executive
                                                      Officer

                                    CWB HOLDINGS, INC.,

                                        by   /s/ Joan S. Freilich
                                            Name: Joan S. Freilich
                                            Title: Chairman, President
                                                   and Chief Executive
                                                     Officer

                                     N  ACQUISITION LLC, by CWB Holdings, Inc.
                                         by  /s/ Joan S. Freilich
                                                 Name: Joan S. Freilich
                                                 Title: Chairman, President
                                                        and Chief Executive
                                                             Officer

                                     EXHIBIT A
                             to the Merger Agreement


                   Form of Certificate of Incorporation of the
                        Company as of the Effective Time


                  RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            CONSOLIDATED EDISON, INC.


            Consolidated Edison, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

            1. The name of the corporation is Consolidated Edison, Inc. and the name under which the corporation was originally incorporated is CWB Holdings, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 1998.

            2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and by the unanimous written consent of the stockholders of the Corporation, restates and integrates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, this "Certificate of Incorporation") reads as follows:


                                  ARTICLE FIRST

            The name of the corporation is Consolidated Edison, Inc.


                                 ARTICLE SECOND

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOURTH

            (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is o shares, consisting of o shares of Common Stock, par value $.10 per share (the "Common Stock"), and o shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of Preferred Stock.

            (c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

            (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

            (e) Subject to applicable law and the rights, if any, of the holders of any class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

            (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (i) holders of shares of each class or series of Preferred Stock will be entitled to receive the amount fixed for such class or series upon any such event plus, in the case of any class or series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution, whether or not declared, before any distribution shall be paid, or set aside for payment, to holders of Common Stock and (ii) subject to the rights of the holders of any class or series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests. If the assets of the Corporation are not sufficient to pay such amounts owing to holders of shares of Preferred Stock in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the class or series of Preferred Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

            (g) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any class or series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

            (h) Except as otherwise required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a class, and every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders or one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to the rights of the holders of any class or series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation and no stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE FIFTH

            (a) Except as otherwise fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, and subject to the right of the Board of Directors to increase or decrease the number of directors pursuant to the provisions of this ARTICLE FIFTH, the Board of Directors shall consist of o directors as so adjusted, the "entire Board of Directors"). The
Board of Directors may increase or decrease the number of directors by resolution adopted by a majority of the entire Board of Directors; provided, however, that no decrease in the number of directors so made by the Board of Directors shall shorten the term of any incumbent director. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in o, the second class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in o, and the third class of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in o, with each class to hold office until its successors are duly elected and qualified. Except as specifically contemplated by the prior sentence and other than with respect to any directors elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. The election of directors need not be by written ballot.

            (b) If the number of directors is changed by the Board of Directors of the Corporation (other than a change fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock), any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible.

            (c) Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, incapacity, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of stockholders shall be filled only by the vote of a majority of the directors then in office, even though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, incapacity, resignation or removal from office in accordance with any applicable law or pursuant to an order of a court of competent jurisdiction. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

            (d) A director may be removed from office only for cause; provided, however, that, subject to applicable law, any director elected by the holders of any class or series of Preferred Stock may be removed upon such terms as may be fixed by the Board of Directors of the Corporation in the resolution creating such series of Preferred Stock pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation.

                                  ARTICLE SIXTH

            (a)  Subject to the rights of the  holders of any class or series of
Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

            (b) Notwithstanding the foregoing, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.


                                 ARTICLE SEVENTH

            In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to ARTICLE FOURTH hereof (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of all the shares of capital stock then outstanding and entitled to vote thereon, voting together as single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

                                 ARTICLE EIGHTH

            In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to ARTICLE FOURTH hereof (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of all the shares of capital stock then outstanding and entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision of this Certificate of Incorporation which is inconsistent with, any provision of ARTICLES FIFTH, SIXTH, SEVENTH, and NINTH hereof or this ARTICLE EIGHTH.


                                  ARTICLE NINTH

            Except to the extent elimination or limitation of liability is not permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in such capacity. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE TENTH

            The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                ARTICLE ELEVENTH

            Subject to the provisions of ARTICLE EIGHTH hereof, the Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred on stockholders, directors and officers herein, if any, are granted subject to this reservation.

            IN WITNESS WHEREOF, I, the [insert title] of the Corporation, have executed this Restated Certificate of Incorporation as of the o day of o, o, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.



                                       By

                                    --------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT B
                                                         to the Merger Agreement

                         Form of By-laws of the Company
                            as of the Effective Time













                                     BY-LAWS

                                       of

                           Consolidated Edison, Inc.,













                                 Effective as of

                                TABLE OF CONTENTS


                                                                    Page

                                    ARTICLE 1

                                  Stockholders

SECTION 1.1.      Place of Stockholders'
                  Meetings...........................................  1
SECTION 1.2.      Day and Time of Annual
                     Meetings of Stockholders......................... 1
SECTION 1.3.      Purposes of Annual Meetings......................... 1
SECTION 1.4.      Special Meetings of
                     Stockholders..................................... 2
SECTION 1.5.      Notice of Meetings of
                     Stockholders..................................... 3
SECTION 1.6.      Quorum of Stockholders.............................. 3
SECTION 1.7.      Chairman of the Board and
                     Secretary of Meeting............................. 4
SECTION 1.8       Voting by Stockholders.............................. 4
SECTION 1.9.      Proxies............................................. 5
SECTION 1.10.     Inspectors ......................................... 5
SECTION 1.11.     List of Stockholders................................ 6
SECTION 1.12.     Fixing of Record Date for
                     Determination
                     of Stockholders of Record........................ 6


                                    ARTICLE 2

                                    Directors

SECTION 2.1.      Method of Election, Terms
                     of Office of Directors........................... 7
SECTION 2.2.      Resignations and Vacancies
                     on Board......................................... 8
SECTION 2.3.      Meetings of the Board............................... 8
SECTION 2.4.      Quorum and Action................................... 9
SECTION 2.5.      Presiding Officer and
                     Secretary of     Meeting........................ 10
SECTION 2.6.      Action by Consent without
                     Meeting......................................... 10
SECTION 2.7.      Committees......................................... 10


                                    ARTICLE 3

                                    Officers

SECTION 3.1.      Officers, Titles,
                     Elections, Terms ............................... 10
SECTION 3.2.      Powers and Duties of the
                     Executive and
                     Other Officers.................................. 11

                                    ARTICLE 4

                                 Indemnification

SECTION 4.1       Indemnification ................................... 12
SECTION 4.2.      Insurance, Contracts and
                     Funding ........................................ 13
SECTION 4.3.      Indemnification; Not
                     Exclusive Right................................. 13
SECTION 4.4.      Advancement of Expenses............................ 13
SECTION 4.5.      Indemnification
                  Procedures; Presumptions and Effect of
                     Certain Proceedings; Remedies; Definitions.......14
SECTION 4.6.      Indemnification of Employees
                     and Agents...................................... 18
SECTION 4.7.      Severability ...................................... 19


                                    ARTICLE 5

                                  Capital Stock

SECTION 5.1.      Stock Certificates ................................ 19
SECTION 5.2.      Record Ownership ...................................19
SECTION 5.3.      Transfer of Record
                     Ownership........................................19
SECTION 5.4.      Transfer Agent; Registrar;
                     Rules Respecting Certificates................... 20


                                    ARTICLE 6

                       Securities held by the Corporation

SECTION 6.1.      Voting .............................................20
SECTION 6.2.      General Authorization to Transfer
                    Securities Held by the Corporation................20


                                    ARTICLE 7

                          Depositaries and Signatories

SECTION 7.1.      Depositaries ...................................... 21
SECTION 7.2.      Signatories........................................ 21

                                    ARTICLE 8

                                  Seal ...............................21



                                    ARTICLE 9

                              Fiscal Year ............................22


                                   ARTICLE 10

                          Amendment of By-Laws .......................22


                                   ARTICLE 11

                           Offices and Agent .........................22

                                     BY-LAWS

                                       of

                            Consolidated Edison, Inc.

                   (a corporation organized under the laws of
                    the State of Delaware, the "Corporation")

                               (effective as of )



1.  STOCKHOLDERS.

      1.1 Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Corporation's Board of Directors (the "Board", and each member thereof a "Director") from time to time or as shall be specified in the respective notices thereof.

      1.2 Day and Time of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held at such place (within or outside the State of Delaware), date and hour as shall be determined by the Board and designated in the notice thereof. Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

      1.3 Purposes of Annual Meetings. (a) Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, at each annual meeting, the stockholders shall elect the successors of the class of Directors whose term expires at such annual meeting for a term expiring at the third succeeding annual meeting. At any such annual meeting any business properly brought before the meeting may be transacted.

      (b) To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this Section 1.3(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.3(b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that the first such anniversary date occurring after the effective date of these By-laws shall be deemed to be o). Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and
(v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 1.3(b), and the presiding officer of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

      1.4 Special Meetings of Stockholders. Except as otherwise expressly required by the Certificate or by applicable law, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by a majority vote of the entire Board of Directors, as defined in the Certificate (the "entire Board"), to be held at such place (within or outside the State of Delaware), date and hour as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

      1.5 Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the Certificate or by applicable law, not less than ten days nor more than 60 days before the date of every stockholders' meeting the Secretary shall cause to be delivered to each stockholder of record entitled to vote at such meeting notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in Section 1.6(d), or as otherwise expressly required by the Certificate or by applicable law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the address for notices to such stockholder as it appears on the books of the Corporation.

     1.6 Quorum of Stockholders. (a) Unless otherwise expressly required by the Certificate or by applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of votes thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

      (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting at which an adjournment is taken of the time and place of the adjourned meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.

      (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

      (d) If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each stockholder of record entitled to vote at the adjourned meeting.

      1.7 Chairman of the Board and Secretary of Meeting. The Chairman of the Board or, in his or her absence, another officer of the Corporation designated by the Chairman of the Board, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

      1.8 Voting by Stockholders. (a) Except as otherwise expressly required by the Certificate or by applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any series of Preferred Stock, in the applicable certificate of designations providing for the creation of such series), in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 1.12 of these By-laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

      (b) When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      (c) Except as required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her attorney-in-fact, if authorized by proxy, and shall state the number of shares voted.

     1.9  Proxies.   Any  stockholder   entitled  to  vote  at  any  meeting  of
stockholders may vote either in person or by his or her attorney-in-fact or proxy.

      1.10 Inspectors. (a) The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspectors may be appointed by the Chairman of the Board before or at the meeting. If the Chairman of the Board shall not have so appointed such inspectors or if one or more inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

      (b) The inspector or inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each; (ii) determine the shares represented at any meeting of stockholders and the validity of the proxies and ballots; (iii) count all proxies and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

      (c) If there are three or more inspectors, the act of a majority of the inspectors shall govern. On request of the officer presiding at such meeting, the inspectors shall make a report of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts therein stated and of the vote as certified by them, and such report or certificate shall be filed with the minutes of such meeting.

      1.11 List of Stockholders. (a) At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

      (b) During ordinary business hours for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

      (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

      (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      1.12 Fixing Record Date for Determination of Stockholders of Record. (a) The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of a meeting of the stockholders. If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a stockholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      (b) The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the stockholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.  DIRECTORS.

      2.1 Method of Election,  Terms of Office of Directors. The Directors shall
be  classified  as  specified  in  the   Certificate.   Directors  need  not  be
stockholders of the Corporation or citizens of the United States of America.

      Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, nominations of persons for election as Directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 2.1 and who is entitled to vote for the election of Directors. Any stockholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that the first such anniversary date occurring after the effective date of these By-laws shall be deemed to be o) and
(ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect Directors and the Board may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as Directors of the Corporation.

      At each meeting of the stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

      2.2 Resignations and Vacancies on Board. Any Director may resign from office at any time by delivering a written resignation to the Chairman of the Board or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any vacancy on the Board shall be filled as specified in the Certificate.

      2.3 Meetings of the Board. (a) The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

      (b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

      (c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before such meeting.

      (d) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting one-third of the number of Directors then in office.

      (e) Members of the Board or any Committee of the Board may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      (f) The Secretary shall give notice to each Director of any meeting of the Board by mailing, faxing or otherwise electronically delivering the same at least two days before the meeting or by personally delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

      2.4 Quorum and Action. Except as otherwise expressly required by applicable law, the Certificate or these By-laws, at any meeting of the Board, the presence of at least a majority of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

      2.5 Presiding Officer and Secretary of Meeting. The Chairman of the Board or, in the absence of the Chairman of the Board, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

      2.6 Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

      2.7 Committees. The Board may, in accordance with and subject to the General Corporation Law of the State of Delaware, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board my from time to time determine. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

3.  OFFICERS.

      3.1 Officers, Titles, Elections, Terms. (a) The Board may from time to time elect a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Controller, a Treasurer, a Secretary and a General Counsel, each to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court of competent jurisdiction.

      (b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court of competent jurisdiction. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person's authority and duties.

      (c) Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law.

      (d) Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or any applicable law or pursuant to an order of a court of competent jurisdiction.

      (e) Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.

      (f) Any officer may resign from office at any time. Such resignation shall be made in writing and given to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

      3.2 Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties as usually pertain to their respective offices, except as otherwise directed by the Board or any designee thereof, and shall also have such powers and duties as may from time to time be conferred upon them by the Board or any such designee.

4.  INDEMNIFICATION.

      4.1 Indemnification. (a) The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a Director or officer of the Corporation and who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a "Proceeding"), by reason of the fact that such person was or is a Director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an "Indemnitee". Until such final determination is made, such former or present Director or officer shall be a "Potential Indemnitee" for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), but subject to Section 4.5(c)(iv) hereof, the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d)); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

      (b) Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

      4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any such Director, officer, employee or agent in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

      4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which an Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

      4.4 Advancement of Expenses. All reasonable expenses (including attorneys' fees) incurred by or on behalf of any Potential Indemnitee in connection with any Proceeding shall be advanced to such Potential Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from such Potential Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such Potential Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

      4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies; Definitions. In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

      (a) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding in respect of which indemnification is sought. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Potential Indemnitee has requested indemnification.

      (ii) The Potential Indemnitee's  entitlement to indemnification under this
Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel (as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

      (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

      (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 4.5(a)(i) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) final disposition of the Proceeding in respect of which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Potential Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

      (c) Remedies.  (i) In the event that a  determination  is made pursuant to
Section 4.5(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Potential Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

      (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by applicable law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause
(A) or (B) of this subsection (each, a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

      (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

      (iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this
Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration if such person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

      (d) Definitions.  For purposes of this Article 4:

      (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 15% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger, consolidation or share exchange (or other comparable transaction) in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

      (ii) "Disinterested Director" means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

      (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee or Potential Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitee in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article 4.

      4.6 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board.

      4.7 Severability. If any provision or provisions of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed, to the fullest extent possible, so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5. CAPITAL STOCK.

      5.1 Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

      5.2 Record Ownership. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.

      5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

      5.4 Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

6. SECURITIES HELD BY THE CORPORATION.

      6.1 Voting. Unless the Board shall otherwise order, any officer of the Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

      6.2 General  Authorization to Transfer Securities Held by the Corporation.
(a) Any officer of the Corporation is hereby authorized and empowered to transfer, convert, endorse, sell, assign and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

      (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.

7. DEPOSITARIES AND SIGNATORIES.

      7.1 Depositaries. The Chief Financial Officer, the Treasurer and such other persons as may from time to time be designated by either such officer are authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary so designated shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

      7.2 Signatories. All notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by the Chief Financial Officer, the Treasurer or such other persons as may from time to time be designated by either such officer.

8. SEAL.

      The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.

9. FISCAL YEAR.

      The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.

10. AMENDMENT OF BY-LAWS.

      Except as otherwise provided in the Certificate, these By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate.

11. OFFICES AND AGENT.

      (a) Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

      (b) Other Offices. The Corporation may also have offices at other places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                                                      EXHIBIT C
                                                        TO THE MERGER AGREEMENT



                           Trust Agreement Amendments


      The following amendments to the Trust Agreement (such term and each other capitalized term used but not defined in this Exhibit C shall have the meaning ascribed to such terms in the Merger Agreement to which this Exhibit C is attached) have been approved by the affirmative vote of two-thirds of the Trustees of Northeast Utilities ("NU") and will become effective in accordance with Articles (39) and (40) of the Trust Agreement when the Trust Agreement Amendments have been approved by the affirmative vote of the holders of two-thirds of the NU Common Shares outstanding as of the date of the NU Shareholders Meeting:

      1. Article (2) of the Trust Agreement is amended in its entirety to read:

            "(2). The number of the Trustees hereunder for each ensuing year shall be such as may be fixed at each annual meeting of the shareholders by a vote of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting power, except that if at any annual meeting no such number shall be so fixed then the number for the ensuing year shall be the same as for the year preceding. Notwithstanding the foregoing sentence, if a merger of the association has been approved pursuant to Article (11A) hereof, the number of Trustees from and after the effective time of such merger may be fixed by the agreement providing for such merger (in which case such number shall not be required to be fixed for any ensuing year at any annual meeting of the shareholders), including, without limitation, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999 among Consolidated Edison, Inc., a New York corporation, the association, CWB Holdings, Inc., a Delaware corporation and N Acquisition LLC, a Massachusetts limited liability company."

      2. The following new Article (11A) is added to the Trust Agreement:

            "(11A). The Trustees are authorized to take or cause to be taken all actions which they deem necessary or appropriate to implement and to effectuate a merger of the association with or into one or more domestic limited liability companies in accordance with Chapter 182 (Voluntary Associations and Certain Trusts) of the Massachusetts General Laws, if the same has been authorized by the affirmative vote, at a meeting (which meeting may have preceded the effectiveness of this Article 11A) duly called for such purpose, of two-thirds of all shares previously issued and outstanding as of the date of such meeting of such class or classes as have general voting power, including, without limitation, the series of transactions provided for in the Merger Agreement."

                                                                 EXHIBIT D-1



CWB Holdings, Inc.
4 Irving Place
New York, NY 10003





                           Form of NU Affiliate Letter


Dear Sirs:

            The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), CWB Holdings, Inc., a Delaware corporation ("CWB"), and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC").
Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

            The undersigned, a holder of shares of NU Common Shares, is entitled to receive in connection with the NU Merger shares of Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NU within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

            If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Company Common Stock received by the undersigned in exchange for any shares of NU Common Shares pursuant to the NU Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that the Company is not under any obligation to effect any such registration and
(ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

            The undersigned hereby represents to and covenants with CEI and the Company that the undersigned will not sell, assign or transfer any of the Company Common Stock received by the undersigned in exchange for shares of NU Common Shares pursuant to the NU Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

            In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Company Common Stock received by the undersigned in the NU Merger, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Company Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Company Common Stock sold as indicated in the letter.

            The undersigned acknowledges and agrees that (i) the Company Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Company Common Stock received by the undersigned in the NU Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Securities Act.

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Company Common Stock and (ii) the receipt by CEI and the Company of this letter is an inducement to CEI's and the Company's consummation of the Mergers.



                                        Very truly yours,



Dated:

                                                                         ANNEX I
                                                                  TO EXHIBIT D-1

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003


            On , the undersigned sold the securities of Consolidated Edison, Inc. ("the Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of MERGER LLC with and into NU.

            Based upon the most recent report or statement filed by CEI with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                   Very truly yours,



Dated:



[Space to be provided for description of securities.]

                                                                     EXHIBIT D-2

CWB Holdings, Inc.
4 Irving Place
New York, NY 10003




                          Form of CEI Affiliate Letter


Dear Sirs:

            The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), CWB Holdings, Inc., a Delaware corporation ("CWB"), and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC").
Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

            The undersigned, a holder of shares of CEI Common Stock, is entitled to receive in connection with the CEI Merger shares of Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of CEI within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

            If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Company Common Stock received by the undersigned in exchange for any shares of CEI Common Stock pursuant to the CEI Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that the Company is not under any obligation to effect any such registration and
(ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

            The undersigned hereby represents to and covenants with NU and the Company that the undersigned will not sell, assign or transfer any of the Company Common Stock received by the undersigned in exchange for shares of CEI Common Stock pursuant to the CEI Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

            In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Company Common Stock received by the undersigned in the CEI Merger, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Company Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Company Common Stock sold as indicated in the letter.

            The undersigned acknowledges and agrees that (i) the Company Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Company Common Stock received by the undersigned in the CEI Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Securities Act.

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Company Common Stock and (ii) the receipt by NU and the Company of this letter is an inducement to NU's and the Company's consummation of the Mergers.



                                        Very truly yours,



Dated:

                                                                         ANNEX I
                                                                  TO EXHIBIT D-2

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003


            On , the undersigned sold the securities of Consolidated Edison, Inc. (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of CEI with and into the Company.

            Based upon the most recent report or statement filed by CEI with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,



Dated:



[Space to be provided for description of securities.]

                                                                       EXHIBIT E

                               [Letterhead of CEI]


                                        [Date]


Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Ladies and Gentlemen:

            In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of CEI and as to CEI, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to CEI, true, correct and complete in all material respects.

2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.10 per share, of CEI (the "CEI Common Stock") and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") is the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock to be received by each holder of CEI Common Stock in the CEI Merger will be approximately equal to the fair market value of CEI Common Stock surrendered in exchange therefor.

3. (i) Except to the extent specifically contemplated under the Merger Agreement, neither CEI nor any corporation related to CEI has acquired or has any present plan or intention to acquire any CEI Common Stock in contemplation of the Mergers, or otherwise as part of a plan of which the Mergers are a part.

     (ii) For purposes of this representation letter, a corporation shall be treated as related to CEI if such corporation is related to CEI within the meaning of Treasury Regulation Section 1.368-1(e)(3).

4. CEI has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) to holders of CEI Common Stock prior to, in contemplation of, or otherwise in connection with, the Mergers.

5. Except to the extent specifically contemplated under the Merger Agreement, the Company, CEI and holders of CEI Common Stock will each pay their respective expenses, if any, incurred in connection with the CEI Merger. Except to the extent specifically contemplated under the Merger Agreement, CEI has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of CEI Common Stock. Further, no liabilities of any of the holders of CEI Common Stock will be assumed by the Company, nor will any of the CEI Common Stock acquired by the Company in connection with the CEI Merger be subject to any liabilities.

6. Any liabilities of CEI that will be assumed by the Company pursuant to the Mergers, and any liabilities to which the assets of CEI that will be transferred to the Company pursuant to the Mergers are subject, were incurred in the ordinary course of business and are associated with the assets of CEI.

7. At the CEI Effective Time, the value of the Company Common Stock issued to the holders of CEI Common Stock in the CEI Merger will represent at least 50% of the value of the total consideration issued to such holders in the CEI Merger in exchange for their shares of CEI Common Stock.

8. CEI is not an investment company as defined in Section  368(a)(2)(F)(iii) and
(iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

9. CEI will not take, and to the best knowledge of the management of CEI there is no present plan or intention by any holders of CEI Common Stock to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent (i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

10. None of the compensation received by any stockholder-employee of CEI in respect of periods ending at or prior to the CEI Effective Time represents separate consideration for any of his or her CEI Common Stock. None of the Company Common Stock that will be received by any stockholder-employee of CEI in the CEI Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

11. There is no intercorporate indebtedness existing between the Company and CEI.

12. CEI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

13. No assets of CEI have been sold, transferred or otherwise disposed of which would prevent the Company or the Company's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of CEI or from using a significant portion of the "historic business assets" of CEI in a business following the Mergers (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

14. At the CEI Effective Time, the fair market value of the assets of CEI transferred to the Company pursuant to the CEI Merger will exceed the sum of its liabilities assumed by the Company pursuant to the CEI Merger, plus the amount of liabilities, if any, to which such assets are subject.

15. To the best knowledge of the management of CEI, there is no present plan or intention on the part of the holders of CEI Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Company Common Stock received in the CEI Merger in exchange for such CEI Common Stock such that the former holders of CEI Common Stock and the former holders of NU Common Shares, in the aggregate, would not own (i) Company Common Stock having at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

16. CEI will not retain any rights in the CEI assets transferred to the Company pursuant to the CEI Merger.

17. None of the stock of any CEI Subsidiary being transferred in the CEI Merger is Section 306 stock within the meaning of Section 306(c) of the Code.

18. To the best knowledge of the management of CEI and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received by holders of CEI Common Stock in the CEI Merger, the holders of CEI Common Stock and NU Common Shares will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

            19. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

            20. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

            21. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

            22. To the best knowledge of the management of CEI, no foreign person owns or has owned beneficially more than 5% of the total fair market value of the CEI Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            23. To the best knowledge of the management of CEI, the Company will remain in existence and hold the CEI assets transferred to it for use in its trade or business.

            24. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

            25. Discussion concerning the transactions contemplated by the Merger Agreement did not occur prior to [ ].

            26. To the best knowledge of the management of CEI, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            27. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

            28. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger
Agreement.

            29. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            30. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by Article II of the Merger Agreement.

            31. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

            32. The Mergers are being undertaken for purposes of enhancing the business of CEI and for other good and valid business purposes of CEI.

            33. The Merger Agreement,  the Registration  Statement and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of CEI with respect to the Mergers.

            34. The undersigned is authorized to make all the representations set forth herein on behalf of CEI.

            The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

            The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.


                                      Very truly yours,


                                  CONSOLIDATED EDISON, INC.,

                                      by

                                        Name:
                                        Title:

                                                                       EXHIBIT F



                               [Letterhead of NU]

                                                                          [Date]


LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

            In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of NU and Merger LLC and as to NU and Merger LLC, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

            1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to NU and Merger LLC, true, correct and complete in all material respects.

            2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding common share of beneficial interest, par value $5.00 per share, of NU (the "NU Common Shares"), together with the associated NU Rights, will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") or cash is the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock and/or cash to be received by each holder of NU Common Shares and associated NU Rights, in the NU Merger will be approximately equal to the fair market value of the NU Common Shares and associated NU Rights surrendered in exchange therefor.

            3. NU has not made and does not have any present plan or intention to make any distributions to holders of NU Common Shares (other than dividends in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Mergers.

            4. Except to the extent specifically contemplated under the Merger Agreement, the Company, NU, Merger LLC and the holders of NU Common Shares will each pay their respective expenses, if any, incurred in connection with the NU Merger. Except to the extent specifically contemplated under the Merger Agreement, NU has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of NU Common Shares. Except with respect to Transfer Taxes, NU has not entered into any arrangement pursuant to which the Company has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, incurred or to be incurred by NU or any holder of NU Common Shares in connection with or as part of the NU Merger or any related transactions, nor will any of the NU Common Shares that is acquired by the Company in connection with the NU Merger be subject to any such liabilities.

            5. NU is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

            6. NU will not take, and, to the best knowledge of the management of NU there is no present plan or intention of any holders of NU Common Shares to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

            7. None of the compensation received by any stockholder-employee of NU in respect of periods ending at or prior to the NU Effective Time represents separate consideration for any of his or her NU Common Shares or associated NU Rights. None of the Company Common Stock that will be received by any stockholder-employee of NU in the NU Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

            8. There is no intercorporate indebtedness existing between the Company and NU.

            9. NU is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            10. At the NU Effective Time, the fair market value of the assets of NU will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

            11. To the best knowledge of the management of NU, there is no present plan or intention on the part of the holders of NU Common Shares to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Company Common Stock received in the NU Merger in exchange for such NU Common Shares and associated NU Rights such that the former holders of CEI Common Stock and the former holders of NU Common Shares, in the aggregate, would not own (i) Company Common Stock having at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

            12. None of the holders of NU Common Shares will retain any rights in the NU Common Shares or associated NU Rights transferred to the Company pursuant to the NU Merger.

            13. The Company will not receive any accounts receivable in the NU Merger.

            14. To the best knowledge of the management of NU and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received by holders of NU Common Shares in the NU Merger, the holders of NU Common Shares and CEI Common Stock will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

            15. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

            16. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

            17. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

            18. To the best knowledge of the management of NU, no foreign person owns or has owned beneficially more than 5% of the total fair market value of the NU Common Shares during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            19. To the best knowledge of the management of NU, the Company will remain in existence and hold the NU Common Shares transferred to it for use in its trade or business.

            20. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

            21. Discussion concerning the transactions contemplated by the Merger Agreement did not occur prior to [ ].

            22. To the best knowledge of the management of NU, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            23. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

            24. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            25. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            26. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by Article II of the Merger Agreement.

            27. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

            28. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, NU had no plan or intention to engage, directly or indirectly, in any transactions pursuant to which holders of NU Common Shares would exchange, either directly or indirectly, such shares for (i) stock, or any other equity interest, issued by any person other than NU or (ii) cash or other property provided by any person.

            29. The Mergers are being undertaken for purposes of enhancing the business of NU and for other good and valid business purposes of NU.

            30. The Merger Agreement,  the Registration  Statement and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of NU and Merger LLC with respect to the Mergers.

            31. The undersigned is authorized to make all the representations set forth herein on behalf of NU and Merger LLC.

            The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

            The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.


                                      Very truly yours,


                                      NORTHEAST UTILITIES,

                                       by


Name:
Title:

                                                                       EXHIBIT G



                       [Letterhead of CWB Holdings, Inc.]

                                                                          [Date]


Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Ladies and Gentlemen:

            In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

            1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to the Company, true, correct and complete in all material respects.

            2. The formulae set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.10 per share, of CEI (the "CEI Common Stock") and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") and each issued and outstanding common share of beneficial interest, par value $5.00 per share, of NU (the "NU Common Shares"), together with the associated NU Rights, will be converted into Company Common Stock or cash are the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock to be received by holders of CEI Common Stock in the CEI Merger will be approximately equal to the fair market value of the CEI Common Stock surrendered in exchange therefor. The aggregate fair market value of the Company Common Stock and/or cash to be received by holders of NU Common Shares and associated NU Rights in the NU Merger will be approximately equal to the fair market value of the NU Common Shares and associated NU Rights surrendered in exchange therefor.

            3. (i) The Company has no present plan or intention, following the Mergers, to reacquire, or to cause any corporation that is related to the Company to acquire, any Company Common Stock issued in the Mergers, except for repurchases of Company Common Stock by the Company in connection with a repurchase program meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30. No corporation that is related to the Company has a plan or intention to purchase any of the Company Common Stock issued in the Mergers.

            (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section
1.368-1(e)(3).

            4. The Company has not acquired, nor, except as a result of the CEI Merger will it acquire, nor has it owned in the past five years, any CEI Common Stock. The Company has not acquired, nor, except as a result of the NU Merger will it acquire, nor has it owned in the past five years, any NU Common Shares.

            5. The Company has no present plan or intention to make any distributions after the Mergers to holders of Company Common Stock (other than dividends made in the ordinary course of business).

            6. At the CEI Effective Time, the value of the Company Common Stock to be issued to holders of CEI Common Stock in the CEI Merger will represent at least 50% of the value of the total consideration to be issued to such holders in the CEI Merger in exchange for their shares of CEI Common Stock. Further, no liabilities of NU or any of the holders of NU Common Shares and no liabilities of any of the holders of CEI Common Stock, whether fixed or contingent, incurred or to be incurred, will be assumed by the Company, nor will any of the NU Common Shares or CEI Common Stock acquired by the Company in connection with the Mergers be subject to any such liabilities.

            7. Except to the extent specifically contemplated under the Merger Agreement, CEI, NU, Merger LLC, the Company and holders of CEI Common Stock and NU Common Shares will each pay their respective expenses, if any, incurred in connection with the Mergers. Except with respect to Transfer Taxes, the Company has not paid, directly or indirectly, nor has it agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by NU, any holder of NU Common Shares or any holder of CEI Common Stock in connection with or as part of the Mergers or any related transactions.

            8. Following the CEI Merger, the Company or the Company's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue the "historic business" of CEI or use a significant portion of CEI's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)). Following the NU Merger, the Company will cause NU to continue its historic business or to use a significant portion of its historic business assets in a trade or business.

            9. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code, Section 351(e)(1) of the Code or Treasury Regulation Section
1.351-1(c)(1)(ii).

            10. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

            11. None of the compensation received by any stockholder-employee of CEI in respect of periods ending at or prior to the CEI Effective Time represents separate consideration for any of his or her CEI Common Stock. None of the compensation received by any stockholder-employee of NU in respect of periods ending at or prior to the NU Effective Time represents separate consideration for any of his or her NU Common Shares or associated NU Rights. None of the Company Common Stock that will be received by any stockholder-employee of CEI or NU in the Mergers represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

            12. There is no intercorporate indebtedness existing between (i) the Company and CEI or (ii) the Company and NU.

            13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            14. To the best knowledge of the management of the Company and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received in the Mergers, the holders of CEI Common
Stock and NU Common Shares will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and
(ii) at least 80% of the total number of shares of each other class of Company stock.

            15. The Company has no present plan or intention to, or to cause any of its affiliates to, (i) liquidate the Company or NU, (ii) merge (other than in connection with the CEI Merger), liquidate or consolidate the Company or NU with or into any other entity (including, without limitation, any affiliate), (iii) sell, transfer, distribute or otherwise dispose of the NU Common Shares or associated NU Rights or interests in any of its material affiliates or (iv) sell, transfer, distribute or otherwise dispose of any of the material assets of CEI, NU or their affiliates acquired in the Mergers (other than in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k) that also qualify as transactions described in Section 351 of the Code).

            16. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

            17. None of the holders of NU Common Shares will retain any rights in the NU Common Shares or associated NU Rights transferred to the Company pursuant to the NU Merger. CEI will not retain any rights in the CEI assets transferred to the Company pursuant to the CEI Merger.

            18. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

            19. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

            20. To the best knowledge of the management of the Company, no foreign person owns or has owned beneficially more than 5% of the total fair market value of (i) the NU Common Shares or (ii) the CEI Common Stock, in each case, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            21. The Company will remain in existence and hold the NU Common Shares and CEI assets transferred to it for use in its trade or business.

            22. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

            23. Discussion concerning the transactions contemplated by the Merger Agreement did not occur prior to [ ].

            24. To the best knowledge of the management of the Company, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            25. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

            26. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            27. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

            28. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by Article II of the Merger Agreement.

            29. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

            30. The Merger Agreement,  the Registration  Statement and the other
documents   described  in  the  Registration   Statement  represent  the  entire
understanding of the Company with respect to the Mergers.

            31. The Mergers are being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

            32. The Company is not a personal service corporation within the meaning of Section 269A of the Code.

            33. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

            The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

            The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.


                                      Very truly yours,


                                       CWB HOLDINGS, INC.,

                                       by


                                        Name:
                                        Title: